Product supplement no. MS-13-A-I	Registration Statement No. 333-155535
To prospectus dated November 21, 2008 and	Dated May 18, 2011
prospectus supplement dated November 21, 2008	Rule 424(b)(2)

Interest Rate Linked Notes

General

  JPMorgan Chase & Co. may from time to time offer and sell interest rate linked notes. This product supplement no. MS-13-A-I describes terms that will apply generally to the notes, and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet, preliminary terms document, pricing sheet or pricing supplement, as the case may be, will describe terms that apply to specific issuances of the notes, including any changes to the terms specified below. We refer to such term sheets, preliminary terms documents, pricing sheets and pricing supplements generally as terms supplements. If the terms described in the relevant terms supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the relevant terms supplement will control.
  The notes are senior unsecured obligations of JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Chase & Co.
  The interest we will pay on the notes is a fixed rate and/or a floating rate linked to one or more of the U.S. Dollar Constant Maturity Swap (“USD CMS”) rate, the Euro Constant Maturity Swap (“EUR CMS”) rate, LIBOR, the U.S. Consumer Price Index, the Constant Maturity U.S. Treasury (“CMT”) rate or the Securities Industry and Financial Markets Association Municipal Swap Index (the “SIFMA Municipal Swap Index”), as described below. The interest rate on the notes may be fixed for an initial period and then become a floating rate. The interest rate on the notes may also be linked to a spread between two interest rates, multiplied by a leverage factor or increased or decreased by a spread, or may be subject to an Accrual Provision.
  If so specified in the relevant terms supplement, at our option, we may redeem the notes, in whole or in part, on any of the specified Redemption Dates.
  For important information about tax consequences, see “Certain U.S. Federal Income Tax Consequences” beginning on page PS-32.
  Minimum denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement
  The notes will not be listed on any securities exchange unless otherwise specified in the relevant terms supplement.

Key Terms

Maturity Date:

As specified in the relevant terms supplement; provided that the maturity date will not be less than one year and one day (counting for this purpose the issue date but not the maturity date) after the issue date. Unless otherwise specified in the relevant terms supplement, the maturity date of the notes is subject to postponement as described under “Description of Notes — Payment at Maturity.”

Payment at Maturity:

Unless otherwise specified in the relevant terms supplement, if the notes have not been redeemed (if applicable), at maturity you will receive a cash payment for each $1,000 stated principal amount note equal to $1,000 plus any accrued and unpaid interest.

Payment upon Redemption (if applicable):

If so specified in the relevant terms supplement, at our option, we may redeem the notes, in whole or in part, on any of the specified Redemption Dates. Unless otherwise specified in the relevant terms supplement, if the notes are redeemed, you will receive on the applicable Redemption Date a cash payment equal to $1,000 plus any accrued and unpaid interest for each $1,000 stated principal amount note redeemed.

Redemption Date(s) (if applicable):	As specified in the relevant terms supplement. Any Redemption Date is subject to postponement as described under “Description of Notes — Payment upon Redemption.”
Interest:	Unless otherwise specified in the relevant terms supplement, with respect to each Interest Payment Period, for each $1,000 stated principal amount note, the interest payment will be calculated as follows:

$1,000 × Interest Rate × Day-Count Fraction

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Investing in the Interest Rate Linked Notes involves a number of risks. See “Risk Factors” beginning on page PS-14.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this product supplement no. MS-13-A-I, the accompanying prospectus supplement and prospectus or any related terms supplement. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

May 18, 2011

Key Terms (Continued)

Interest Rate (if an Accrual Provision is not applicable):

With respect to any Interest Payment Period, a rate per annum as specified in the relevant terms supplement, which may be a fixed rate or a floating rate linked to a rate or rates specified in the relevant terms supplement and, if so specified in the relevant terms supplement, linked to a spread between two interest rates, multiplied by a Leverage Factor and/or plus or minus a spread.

If the Interest Rate for any Interest Payment Period is specified as a fixed rate in the relevant terms supplement, such Interest Rate may increase or decrease from one Interest Payment Period to another.

If the Interest Rate for any Interest Payment Period is determined by reference to a floating rate, for purposes of the determination of the Interest Rate for that Interest Payment Period, that floating rate will be reset on each Interest Reset Date and will be equal to the rate determined on the applicable Interest Determination Date, as specified in the relevant terms supplement. For example, the relevant terms supplement may specify that the Interest Rate on the notes will be (1) 5.00% from and including the issue date to but excluding the first Interest Payment Date, (2) 5.25% from and including the first Interest Payment Date to but excluding the second Interest Payment Date and (3) 6.00% from and including the second Interest Payment Date to but excluding the Interest Payment Date for the final Interest Payment Period. Alternatively, for example, the relevant terms supplement may specify that the Interest Rate for each Interest Payment Period will be equal to the sum of (1) the LIBOR Reference Rate with a Designated Maturity of three months in effect on the applicable Determination Reset Date, which is determined on the applicable Interest Determination Date, plus (2) a spread of 4.00%.

For the avoidance of doubt, the Interest Rate may be one or more rates per annum that can be fixed or floating (linked to a spread between two interest rates, multiplied by a Leverage Factor and/or plus or minus a spread, if applicable), and each such rate per annum may be specified with respect to an Interest Payment Period. In addition, the Interest Rate may be changed from one Interest Payment Period to another from one fixed or floating rate to another fixed or floating rate (in each case, linked to a spread between two interest rates, multiplied by a Leverage Factor and/or plus or minus a spread, if applicable).

Interest Rate (if an Accrual Provision is applicable):

If the relevant terms supplement specifies an Accrual Provision, the Interest Rate for each Interest Payment Period (other than any Interest Payment Period to which a fixed rate applies, as applicable) will be calculated as follows:

             Variable Days
Interest Factor × —————————, where
              ActualDays

“Variable Days” is the number of calendar days during the relevant Interest Payment Period on which the Accrual Provision is satisfied; and

“Actual Days” is the actual number of calendar days during the relevant Interest Payment Period.

Interest Factor (if applicable):

With respect to any Interest Payment Period, a rate per annum as specified in the relevant terms supplement, which may be a fixed rate or a floating rate linked to a rate or rates specified in the relevant terms supplement and, if so specified in the relevant terms supplement, linked to a spread between two interest rates, multiplied by a Leverage Factor and/or plus or minus a spread.

If the Interest Factor for any Interest Payment Period is specified as a fixed rate in the relevant terms supplement, such Interest Factor may increase or decrease from one Interest Payment Period to another.

If the Interest Factor for any Interest Payment Period is determined by reference to a floating rate, for purposes of the determination of the Interest Factor for that Interest Payment Period, that floating rate will be reset on each Interest Reset Date and will be equal to the rate determined on the applicable Interest Determination Date, as specified in the relevant terms supplement. For example, the relevant terms supplement may specify that the Interest Factor on the notes will be (1) 5.00% from and including the issue date to but excluding the first Interest Payment Date, (2) 5.25% from and including the first Interest Payment Date to but excluding the second Interest Payment Date and (3) 6.00% from and including the second Interest Payment Date to but excluding the Interest Payment Date for the final Interest Payment Period. Alternatively, for example, the relevant terms supplement may specify that the Interest Factor for each Interest Payment Period will be equal to the sum of (1) the LIBOR Reference Rate with a Designated Maturity of three months in effect on the applicable Determination Reset Date, which is determined on the applicable Interest Determination Date, plus (2) a spread of 4.00%.

For the avoidance of doubt, the Interest Factor may be one or more rates per annum that can be fixed or floating (linked to a spread between two interest rates, multiplied by a Leverage Factor and/or plus or minus a spread, if applicable), and each such rate per annum may be specified with respect to an Interest Payment Period. In addition, the Interest Factor may be changed from one Interest Payment Period to another from one fixed or floating rate to another fixed or floating rate (in each case, linked to a spread between two interest rates, multiplied by a Leverage Factor and/or plus or minus a spread, if applicable).

Day-Count Fraction:	The number of days in the relevant Interest Payment Period divided by the number of days in a year, each determined on the basis of the Day-Count Convention.
Day-Count Convention:

Unless otherwise specified in the relevant terms supplement, 30/360, which means that the number of days used in the calculation of the interest payment for each Interest Payment Period will be made on the basis of a year of 360 days with twelve months of thirty days each.

Maximum Interest Rate (if applicable):

For each Interest Payment Period, a rate specified in the relevant terms supplement, which may be a fixed rate or a floating rate, which may be linked to a spread between two interest rates, multiplied by a Leverage Factor, plus or minus a spread and/or subject to an Accrual Provision. For example, the relevant terms supplement may specify that the Maximum Interest Rate for each Interest Payment Period will be equal to the lesser of (1) 9.00% and (2) the product of (a) 2.0 and (b) the sum of (i) the LIBOR Reference Rate with a Designated Maturity of three months in effect on the applicable Determination Reset Date, which is determined on the applicable Interest Determination Date, and (ii) 0.25%. If the Maximum Interest Rate is determined in whole or in part by reference to a floating rate (if applicable), for purposes of the determination of the Maximum Interest Rate for an Interest Payment Period, that floating rate will be reset on each Interest Reset Date and will be equal to the rate determined on the applicable Interest Determination Date.

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Key Terms (Continued)

Minimum Interest Rate (if applicable):	Unless otherwise specified in the relevant terms supplement, 0.00%
Leverage Factor (if applicable):	As specified in the relevant terms supplement
Interest Reset Date(s) (if applicable):

As specified in the relevant terms supplement. The relevant terms supplement may specify specific Interest Payment Periods in which the Interest Reset Dates are applicable. For example, the notes may bear a fixed rate of interest for one year, and a floating rate of interest for years two through five, in which case the Interest Reset Dates will be applicable for such subsequent period.

Interest Determination Date(s) (if applicable):	As specified in the relevant terms supplement. The relevant terms supplement may specify specific Interest Payment Periods in which the Interest Determination Dates are applicable. For example, the notes may bear a fixed rate of interest for one year, and a floating rate of interest for years two through five, in which case the Interest Determination Dates will be applicable for such subsequent period.
Interest Payment Period:

Unless otherwise specified in the relevant terms supplement, the period beginning on and including the issue date of the notes and ending on but excluding the first Interest Payment Date or, if the notes are subject to redemption and have been redeemed prior to the first Interest Payment Date, ending on but excluding the Redemption Date and each successive period beginning on and including an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date or, if the notes are subject to redemption and have been redeemed prior to such next succeeding Interest Payment Date, ending on but excluding the Redemption Date. The relevant terms supplement may specify that the Interest Payment Period is “Monthly,” “Quarterly” or “Semi-annual,” which means that the Interest Payment Period refers to a calendar month, a three-month period or a six-month period, respectively.

Interest Payment Dates:	As specified in the relevant terms supplement, but at least once every twelve months
USD CMS Reference Rate:

Unless otherwise specified in the relevant terms supplement, with respect to the applicable Determination Reset Date or USD CMS Determination Date, as applicable, the USD CMS Reference Rate refers to the rate for U.S. Dollar swaps with the Designated Maturities specified in the relevant terms supplement that appears on Reuters page “ISDAFIX1” (or any successor page) at approximately 11:00 a.m., New York City time, on such Interest Determination Date or USD CMS Determination Date, as applicable, as determined by the calculation agent. If, on such Interest Determination Date or USD CMS Determination Date, as applicable, the applicable USD CMS Reference Rate cannot be determined by reference to Reuters page “ISDAFIX1” (or any successor page), then the calculation agent will determine the applicable USD CMS Reference Rate in accordance with the procedures set forth below under “Description of Notes — Interest — The Underlying Rates — USD CMS Reference Rate.”

EUR CMS Reference Rate:

Unless otherwise specified in the relevant terms supplement, with respect to the applicable Determination Reset Date or EUR CMS Determination Date, as applicable, the EUR CMS Reference Rate refers to the annual swap rate for euro swap transactions with the Designated Maturities, specified in the relevant terms supplement that appears on Reuters page “ISDAFIX2”(or any successor page) under the heading “EURIBOR BASIS — EUR” and above the caption “11:00 AM Frankfurt” at approximately 11:00 a.m., Frankfurt time, on such Interest Determination Date or EUR CMS Determination Date, as applicable, as determined by the calculation agent. If, on such Interest Determination Date or EUR CMS Determination Date, as applicable, the applicable EUR CMS Reference Rate cannot be determined by reference to Reuters page “ISDAFIX2” (or any successor page), then the calculation agent will determine the applicable EUR CMS Reference Rate in accordance with the procedures set forth below under “Description of Notes — Interest — The Underlying Rates — EUR CMS Reference Rate.”

LIBOR Reference Rate:

Unless otherwise specified in the relevant terms supplement, with respect to the applicable Determination Reset Date or LIBOR Determination Date (or for notes linked to the Average SIFMA/Average LIBOR Ratio, the applicable SIFMA/LIBOR Determination Date), as applicable, the LIBOR Reference Rate refers to the London Interbank Offer Rate for deposits in U.S. dollars with the Designated Maturity specified in the relevant terms supplement that appears on Reuters page “LIBOR01” (or any successor page) at approximately 11:00 a.m., London time, on such Interest Determination Date, LIBOR Determination Date or SIFMA/LIBOR Determination Date, as applicable, as determined by the calculation agent. If, on such Interest Determination Date, LIBOR Determination Date or SIFMA/LIBOR Determination Date, the applicable LIBOR Reference Rate cannot be determined by reference to Reuters page “LIBOR01” (or any successor page), then the calculation agent will determine the applicable LIBOR Reference Rate in accordance with the procedures set forth below under “Description of Notes — Interest — The Underlying Rates — LIBOR Reference Rate.”

CPI Reference Rate:

Unless otherwise specified in the relevant terms supplement, with respect to the applicable Determination Reset Date, the CPI Reference Rate refers to the change in the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers, as published on Bloomberg page “CPURNSA” (or any successor page) or any successor index (the “Consumer Price Index” or “CPI”), calculated as follows:

CPIt – CPIt-x
CPIt-x

where:

“CPIt ” is the level of the CPI for the second calendar month prior to the calendar month of such Interest Determination Date, which we refer to as the “reference month”; and

“CPIt-x “ is the level of the CPI for the “x”th calendar month prior to the reference month, where “x” will be a number specified in the relevant terms supplement. For example, if “x” is twelve, “CPIt-x “ will be the level of the CPI for the twelfth calendar month prior to the reference month.

If, on the applicable Interest Determination Date, the applicable CPI Reference Rate cannot be determined by reference to the levels of the CPI for the relevant months as published on Bloomberg CPURNSA or any successor source, then the calculation agent will determine the applicable CPI Reference Rate in accordance with the procedures set forth below under “Description of Notes — Interest — The Underlying Rates — CPI Reference Rate.”

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Key Terms (Continued)

CMT Reference Rate:

Unless otherwise specified in the relevant terms supplement, if with respect to the applicable Determination Reset Date or CMT Determination Date, as applicable, the CMT Reference Rate refers to the yield for United States Treasury securities at “constant maturity” with the Designated Maturity specified in the relevant terms supplement as set forth in H.15(519) under the caption “Treasury constant maturities,” as such yield is displayed on the Reuters page “FRBCMT” (or any successor page) on such Interest Determination Date or CMT Determination Date, as applicable, as determined by the calculation agent. If, on such Interest Determination Date or CMT Determination Date, as applicable, the applicable CMT Reference Rate cannot be determined by reference to Reuters page “FRBCMT” (or any successor page), then the calculation agent will determine the applicable CMT Reference Rate in accordance with the procedures set forth below under “Description of Notes — Interest — The Underlying Rates — CMT Reference Rate.”

Average SIFMA/Average LIBOR Ratio:	Unless otherwise specified in the relevant terms supplement, with respect to the applicable Determination Reset Date, the ratio of the Average SIFMA Level to Average LIBOR, expressed as a percentage, on such Interest Determination Date, as determined by the calculation agent.
Average SIFMA Level:

Unless otherwise specified in the relevant terms supplement, with respect to the applicable Determination Reset Date, the daily weighted average of the SIFMA Index Levels for each calendar day in the SIFMA/LIBOR Averaging Period. For the purposes of calculating the Average SIFMA Level, the SIFMA Index Level for each calendar day in the SIFMA/LIBOR Averaging Period will be based on the SIFMA Index Level on the applicable SIFMA/LIBOR Determination Date, or, if such SIFMA/LIBOR Determination Date is not a U.S. Government Securities Business Day, based on the SIFMA Index Level on the U.S. Government Business Day immediately preceding such SIFMA/LIBOR Determination Date. The SIFMA Index Level is reset weekly on each SIFMA/LIBOR Determination Date; however, the average calculation is measured daily for each calendar day in the SIFMA/LIBOR Averaging Period.

Average LIBOR:

Unless otherwise specified in the relevant terms supplement, with respect to the applicable Determination Reset Date, the daily weighted average of the applicable LIBOR Reference Rates for each calendar day in the SIFMA/LIBOR Averaging Period. For the purposes of calculating the Average LIBOR, the determination of the applicable LIBOR Reference Rate for each calendar day in the SIFMA/LIBOR Averaging Period will be based on such LIBOR Reference Rate on the applicable SIFMA/LIBOR Determination Date, or, if such SIFMA/LIBOR Determination Date is not a London Banking Day, based on the LIBOR Reference Rate on the London Banking Day immediately preceding such SIFMA/LIBOR Determination Date. The applicable LIBOR Reference Rate will be reset weekly on each SIFMA/LIBOR Determination Date; however, the average calculation is measured daily for each calendar day in the SIFMA/LIBOR Averaging Period.

Accrual Provision:

If applicable to the notes, as specified in the relevant terms supplement, the Accrual Provision will be deemed satisfied on each calendar day during an Interest Payment Period (other than any Interest Payment Period to which a fixed rate applies, if applicable) on which one or a combination of the following (as specified in the relevant terms supplement) occurs: (i) the USD CMS Provision is satisfied; (ii) the EUR CMS Provision is satisfied; (iii) the LIBOR Provision is satisfied; or (iv) the CMT Provision is satisfied. The relevant terms supplement may refer to any calendar day on which the Accrual Provision is satisfied as an “Accrual Day.”

USD CMS Provision:

Unless otherwise specified in the relevant terms supplement, the USD CMS Provision will be deemed satisfied on each calendar day during an Interest Payment Period (other than any Interest Payment Period to which a fixed rate applies, if applicable) on which, as specified in the relevant terms supplement, the applicable USD CMS Reference Rate of a Designated Maturity or the difference between two USD CMS Reference Rates with different Designated Maturities (which we refer to as the “USD CMS Spread”) is equal to or greater than the low end of a range and equal to or less than the high end of such range (which we refer to as the “USD CMS Range”), or equal to, less than or greater than a specified percentage (which we refer to as the “USD CMS Strike”), which may be equal to, less than or greater than (as specified in the relevant terms supplement) 0%, in each case, as determined on the applicable USD CMS Determination Date.

EUR CMS Provision:

Unless otherwise specified in the relevant terms supplement, the EUR CMS Provision will be deemed satisfied on each calendar day during an Interest Payment Period (other than any Interest Payment Period to which a fixed rate applies, if applicable) on which, as specified in the relevant terms supplement, the applicable EUR CMS Reference Rate of a Designated Maturity or the difference between two EUR CMS Reference Rates with different Designated Maturities (which we refer to as the “EUR CMS Spread”) is equal to or greater than the low end of a range and equal to or less than the high end of such range (which we refer to as the “EUR CMS Range”), or equal to, less than or greater than a specified percentage (which we refer to as the “EUR CMS Strike”), which may be equal to, less than or greater than (as specified in the relevant terms supplement) 0%, in each case, as determined on the applicable EUR CMS Determination Date.

LIBOR Provision:

Unless otherwise specified in the relevant terms supplement, the LIBOR Provision will be deemed satisfied on each calendar day during an Interest Payment Period (other than any Interest Payment Period to which a fixed rate applies, if applicable) on which, as specified in the relevant terms supplement, the applicable LIBOR Reference Rate of a Designated Maturity or the difference between two LIBOR Reference Rates with different Designated Maturities (which we refer to as the “LIBOR Spread”) is equal to or greater than the low end of a range and equal to or less than the high end of such range (which we refer to as the “LIBOR Range”), or equal to, less than or greater than a specified percentage (which we refer to as the “LIBOR Strike”), which may be equal to, less than or greater than (as specified in the relevant terms supplement) 0%, in each case, on the applicable LIBOR Determination Date.

CMT Provision:

Unless otherwise specified in the relevant terms supplement, the CMT Provision will be deemed satisfied on each calendar day during an Interest Payment Period (other than any Interest Payment Period to which a fixed rate applies, if applicable) on which, as specified in the relevant terms supplement, the applicable CMT Reference Rate of a Designated Maturity or the difference between two CMT Reference Rates with different Designated Maturities (which we refer to as the “CMT Spread”) is equal to or greater than the low end of a range and equal to or less than the high end of such range (which we refer to as the “CMT Range”), or equal to, less than or greater than a specified percentage (which we refer to as the “CMT Strike”), which may be equal to, less than or greater than (as specified in the relevant terms supplement) 0%, in each case, on the applicable CMT Determination Date.

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Key Terms (Continued)

Other Accrual Provision Terms:

In each case if applicable, the USD CMS Range, the USD CMS Spread, the USD CMS Strike, the EUR CMS Range, the EUR CMS Spread, the EUR CMS Strike, the LIBOR Range, the LIBOR Spread, the LIBOR Strike, the CMT Range, the CMT Spread and the CMT Strike will be specified in the relevant terms supplement.

USD CMS Determination Date:

Unless otherwise specified in the relevant terms supplement, for each calendar day in an Interest Payment Period to which the applicable USD CMS Provision applies, the second U.S. Government Securities Business Day prior to such calendar day; provided, however, that if such calendar day is not a U.S. Government Securities Business Day, the USD CMS Determination Date will be the third U.S. Government Securities Business Day immediately preceding such calendar day. For example, if the applicable calendar day was a Saturday or Sunday, the USD CMS Determination Date would be the Wednesday preceding such calendar day (i.e., the third U.S. Government Securities Business Day immediately preceding such calendar day), assuming Wednesday, Thursday and Friday were each a U.S. Government Securities Business Day. Notwithstanding the foregoing, if the relevant terms supplement specifies that a Cutoff applies, for each calendar day in the Cutoff, the USD CMS Determination Date will be the U.S. Government Securities Business Day immediately preceding the first day of the Cutoff, unless otherwise specified in the relevant terms supplement.

EUR CMS Determination Date:

Unless otherwise specified in the relevant terms supplement, for each calendar day in an Interest Payment Period to which the applicable EUR CMS Provision applies, the second TARGET Settlement Day prior to such calendar day; provided, however, that if such calendar day is not a TARGET Settlement Day, the EUR CMS Determination Date will be the third TARGET Settlement Day immediately preceding such calendar day. For example, if the applicable calendar day was a Saturday or Sunday, the EUR CMS Determination Date would be the Wednesday preceding such calendar day (i.e., the third TARGET Settlement Day immediately preceding such calendar day), assuming Wednesday, Thursday and Friday were each a TARGET Settlement Day. Notwithstanding the foregoing, if the relevant terms supplement specifies that a Cutoff applies, for each calendar day in the Cutoff, the EUR CMS Determination Date will be the TARGET Settlement Day immediately preceding the first day of the Cutoff, unless otherwise specified in the relevant terms supplement.

LIBOR Determination Date:

Unless otherwise specified in the relevant terms supplement, for each calendar day in an Interest Payment Period to which the applicable LIBOR Provision applies, the second London Banking Day prior to such calendar day; provided, however, that if such calendar day is not a London Banking Day, the LIBOR Determination Date will be the third London Banking Day immediately preceding such calendar day. For example, if the applicable calendar day was a Saturday or Sunday, the LIBOR Determination Date would be the Wednesday preceding such calendar day (i.e., the third London Banking Day immediately preceding such calendar day), assuming Wednesday, Thursday and Friday were each a London Banking Day. Notwithstanding the foregoing, if the relevant terms supplement specifies that a Cutoff applies, for each calendar day in the Cutoff, the LIBOR Determination Date will be the London Banking Day immediately preceding the first day of the Cutoff, unless otherwise specified in the relevant terms supplement.

CMT Determination Date:

Unless otherwise specified in the relevant terms supplement, for each calendar day in an Interest Payment Period to which the applicable CMT Provision applies, the second U.S. Government Securities Business Day prior to such calendar day; provided, however, that if such calendar day is not a U.S. Government Securities Business Day, the CMT Determination Date will be the third U.S. Government Securities Business Day immediately preceding such calendar day. For example, if the applicable calendar day was a Saturday or Sunday, the CMT Determination Date would be the Wednesday preceding such calendar day (i.e., the third U.S. Government Securities Business Day immediately preceding such calendar day), assuming Wednesday, Thursday and Friday were each a U.S. Government Securities Business Day. Notwithstanding the foregoing, if the relevant terms supplement specifies that a Cutoff applies, for each calendar day in the Cutoff, the CMT Determination Date will be the U.S. Government Securities Business Day immediately preceding the first day of the Cutoff, unless otherwise specified in the relevant terms supplement.

SIFMA/LIBOR Determination Date:	Unless otherwise specified in the relevant terms supplement, for each calendar day in a SIFMA/LIBOR Averaging Period, the immediately preceding Thursday.
SIFMA/LIBOR Averaging Period:	As specified in the relevant terms supplement
Cutoff (if applicable):

As specified in the relevant terms supplement. For example, the relevant terms supplement may specify that the Cutoff will be the period commencing on the sixth business day prior to each Interest Payment Date and ending on the business day prior to such Interest Payment Date.

Designated Maturity:

The applicable maturity, as specified in the relevant terms supplement, to be used in determining the USD CMS Reference Rate, EUR CMS Reference Rate, LIBOR Reference Rate or CMT Reference Rate, as applicable. For example, the relevant terms supplement may specify that the applicable USD CMS Reference Rates will be the 30-Year USD CMS Reference Rate and the 10-Year USD CMS Reference Rate, or that the applicable EUR CMS Reference Rates will be the 30-Year EUR CMS Reference Rate and the 10-Year EUR CMS Reference Rate, or that the applicable LIBOR Reference Rate will be three-month LIBOR, or that the applicable CMT Reference Rate will be the 10-Year CMT Reference Rate.

TARGET Settlement Day:	Any day, unless otherwise specified in the relevant terms supplement, on which the Trans-European Automated Real-time Gross settlement Express Transfer system (“TARGET2”) is open.
U.S. Government Securities Business Day:	Any day, unless otherwise specified in the relevant terms supplement, other than a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association (“SIFMA”) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities
London Banking Day:	Any day, unless otherwise specified in the relevant terms supplement, other than a day on which banking institutions in London are authorized or required by law, regulation or executive order to close

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     We have not authorized anyone to provide any information other than that contained or incorporated by reference in the relevant terms supplement, this product supplement no. MS-13-A-I and the accompanying prospectus supplement and prospectus with respect to the notes offered by the relevant terms supplement and this product supplement no. MS-13-A-I and with respect to JPMorgan Chase & Co. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This product supplement no. MS-13-A-I, together with the relevant terms supplement and the accompanying prospectus and prospectus supplement, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, other free writing prospectuses, fact sheets, information appearing on websites, brochures or other educational materials of ours. The information in the relevant terms supplement, this product supplement no. MS-13-A-I and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

     The notes described in the relevant terms supplement and this product supplement no. MS-13-A-I are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of the Financial Industry Regulatory Authority, or FINRA, and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. The relevant terms supplement, this product supplement no. MS-13-A-I and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

     In this product supplement no. MS-13-A-I, the relevant terms supplement and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to JPMorgan Chase & Co., unless the context requires otherwise.

DESCRIPTION OF NOTES

     The following description of the terms of the notes supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. A separate terms supplement will describe the terms that apply specifically to the notes, including any changes to the terms specified below. Capitalized terms used but not defined in this product supplement no. MS-13-A-I have the meanings assigned in the accompanying prospectus supplement, prospectus and the relevant terms supplement. The term “note” refers to each $1,000 stated principal amount of our Interest Rate Linked Notes.

General

     The Interest Rate Linked Notes are senior unsecured obligations of JPMorgan Chase & Co. that pay interest at a fixed and/or floating rate linked to one or more of the U.S. Dollar Constant Maturity Swap (which we refer to as “USD CMS”) rate, the Euro Constant Maturity Swap (which we refer to as “EUR CMS”) rate, LIBOR, the U.S. Consumer Price Index, the Constant Maturity U.S. Treasury (which we refer to as “CMT”) rate or the Securities Industry and Financial Markets Association Municipal Swap Index (which we refer to as the “SIFMA Municipal Swap Index”). For example, the interest rate on the notes may be fixed for an initial period and then become a floating rate. The interest rate on the notes may also be linked to a spread between two interest rates, multiplied by a leverage factor or increased or decreased by a spread or may be subject to an Accrual Provision.

     The notes are a series of debt securities referred to in the accompanying prospectus supplement, prospectus and the relevant terms supplement. The notes will be issued by JPMorgan Chase & Co. under an indenture dated May 25, 2001, as may be amended or supplemented from time to time, between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee.

     The notes are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

     The notes are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

     The notes will be issued in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement. The stated principal amount and issue price of each note is $1,000, unless otherwise specified in the relevant terms supplement. The notes will be represented by one or more permanent global notes registered in the name of The Depository Trust Company, or DTC, or its nominee, as described under “Description of Notes — Forms of Notes” in the prospectus supplement and “Forms of Securities — Global Securities” in the prospectus.

     The specific terms of the notes will be described in the relevant terms supplement accompanying this product supplement no. MS-13-A-I. The terms described in that document supplement those described herein and in the accompanying prospectus and prospectus supplement. If the terms described in the relevant terms supplement are inconsistent with those described herein or in the accompanying prospectus or prospectus supplement, the terms described in the relevant terms supplement will control.

Payment at Maturity

     The maturity date for the notes will be set forth in the relevant terms supplement; provided that the maturity date will not be less than one year and one day (counting, for this purpose, either the issue date or the last possible date that the notes could be outstanding, but not both) after the issue date. Unless otherwise specified in the relevant terms supplement, if the scheduled maturity date is not a business day, then the maturity date will be the next succeeding business day following such scheduled maturity date, and the payment of principal and any accrued and unpaid interest will be made on the maturity date as adjusted, with the same force and effect as if the maturity date had not been adjusted, but no additional interest will accrue or be payable as a result of the delayed payment.

     Unless otherwise specified in the relevant terms supplement, if the notes have not been redeemed (if applicable), at maturity you will receive a cash payment for each $1,000 stated principal amount note of $1,000 plus any accrued and unpaid interest up to but excluding the maturity date.

Payment upon Redemption

     If so specified in the relevant terms supplement, at our option, we may redeem the notes, in whole or in part, on any of the specified Redemption Dates. Unless otherwise specified in the relevant terms supplement, if the notes are redeemed, you will receive on the applicable Redemption Date a cash payment equal to $1,000 plus any accrued and unpaid interest for each $1,000 stated principal amount note redeemed.

     The Redemption Date(s), if applicable, will be specified in the relevant terms supplement, and any such date is subject to adjustment as described below. Unless otherwise specified in the relevant terms supplement, if a Redemption Date is not a business day, the payment due on such Redemption Date will be made with the same force and effect on the next succeeding business day, but no additional interest will accrue or be payable as a result of the delayed payment.

     Unless otherwise specified in the relevant terms supplement, to redeem the notes, we will mail a notice of redemption to DTC, as holder of the global notes, by first-class mail, postage prepaid, at least 5 business days and not more than 15 business days prior to the applicable Redemption Date. In case the notes are to be redeemed in part, the notice of redemption will state the portion of the stated principal amount of the notes to be redeemed. If less than all of the notes are to be redeemed, the trustee will select, in such manner as it deems appropriate and fair, the notes to be redeemed. Notes may be redeemed in part only in multiples equal to the authorized denomination for the notes, which, unless otherwise specified in the relevant terms supplement, will be $1,000.

     If notice of redemption has been given as provided above, the notes that are subject to redemption will become due and payable on the Redemption Date at the applicable redemption price plus accrued and unpaid interest, and interest on such notes will cease to accrue from and after the Redemption Date, and holders of such notes will have no rights in respect of such notes except the right to receive the redemption price and accrued and unpaid interest on the Redemption Date.

Interest

     General Terms Relating to Interest

     The notes will bear interest at a fixed and/or floating rate from the issue date of the notes to but excluding the maturity date. For example, the interest rate on the notes may be fixed for an initial period and then become a floating rate. The interest rate on the notes may be linked to a spread between two interest rates, multiplied by a leverage factor or increased or decreased by a spread. The interest rate on the notes may also be subject to an Accrual Provision. The amount of interest payable on the notes with respect to each Interest Payment Period during which a floating rate applies will be linked to the USD CMS Reference Rate, the EUR CMS Reference Rate, the LIBOR Reference Rate, the CPI Reference Rate, the CMT Reference Rate or the Average SIFMA/Average LIBOR Ratio, as described below.

     Unless otherwise specified in the relevant terms supplement, with respect to each Interest Payment Period, for each $1,000 stated principal amount note, the interest payment will be calculated as follows:

$1,000 × Interest Rate × Day-Count Fraction

     Unless otherwise specified in the relevant terms supplement, with respect to each Interest Payment Period, the notes will bear interest at a rate per annum, which we refer to as the “Interest Rate.”

     If the relevant terms supplement does not specify an Accrual Provision, with respect to any Interest Payment Period, the Interest Rate will be a rate per annum as specified in the relevant terms supplement, which may be a fixed rate or a floating rate linked to a rate or rates specified in the relevant terms supplement and, if so specified in the relevant terms supplement, linked to a spread between two interest rates, multiplied by a Leverage Factor and/or plus or minus a spread. If the Interest Rate for any Interest Payment Period is specified as a fixed rate in the relevant terms supplement, such Interest Rate may increase or decrease from one Interest Payment Period to another. If the Interest Rate for any Interest Payment Period is determined by reference to a floating rate, for purposes of the determination of the Interest Rate for an Interest Payment Period, that floating rate will be reset on each Interest Reset Date and will be equal to the rate determined on the applicable Interest Determination Date, as specified in the relevant terms supplement. For example, the relevant terms supplement may specify that the Interest Rate on the notes will be (1) 5.00% from and including the issue date to but excluding the first Interest Payment Date, (2) 5.25% from and including the first Interest Payment Date to but excluding the second Interest Payment Date and (3) 6.00% from and including the second Interest Payment Date to but excluding the Interest Payment Date for the final Interest Payment Period. Alternatively, for example, the relevant terms supplement may specify that the Interest Rate for each Interest Payment Period will be equal to the sum of (1) the LIBOR Reference Rate with a Designated Maturity of three months which is determined on the applicable Interest Determination Date plus (2) a spread of 4.00%. For the avoidance of doubt, the Interest Rate may be one or more rates per annum that can be fixed or floating (linked to a spread between two interest rates, multiplied by a Leverage Factor and/or plus or minus a spread, if applicable), and each such rate per annum may be specified with respect to an Interest Payment Period. In addition, the Interest Rate may be changed from one Interest Payment Period to another from one fixed or floating rate to another fixed or floating rate (in each case, linked to a spread between two interest rates, multiplied by a Leverage Factor and/or plus or minus a spread, if applicable).

     If the relevant terms supplement specifies an Accrual Provision, the Interest Rate for each Interest Payment Period (other than any Interest Payment Period to which a fixed rate applies, as applicable) will be calculated as follows:

Variable Days
Interest Factor ×		, where
Actual Days

“Variable Days” is the number of calendar days during the relevant Interest Payment Period on which the Accrual Provision is satisfied; and “Actual Days” is the actual number of calendar days during the relevant Interest Payment Period.

     With respect to any Interest Payment Period, if applicable, the “Index Factor” will be a rate per annum as specified in the relevant terms supplement, which may be a fixed rate or a floating rate linked to a rate or rates specified in the relevant terms supplement and, if so specified in the relevant terms supplement, linked to a spread between two interest rates, multiplied by a Leverage Factor and/or plus or minus a spread. If the Interest Factor for any Interest Payment Period is specified as a fixed rate in the relevant terms supplement, such Interest Factor may increase or decrease from one Interest Payment Period to another. If the Interest Factor for any Interest Payment Period is determined by reference to a floating rate, for purposes of the determination of the Interest Factor for an Interest Payment Period, that floating rate will be reset on each Interest Reset Date and will be equal to the rate determined on the applicable Interest Determination Date, as specified in the relevant terms supplement. For example, the relevant terms supplement may specify that the Interest Factor on the notes will be (1) 5.00% from and including the issue date to but excluding the first Interest Payment Date, (2) 5.25% from and including the first Interest Payment Date to but excluding the second Interest Payment Date and (3) 6.00% from and including the second Interest Payment Date to but excluding the Interest Payment Date for the final Interest Payment Period. Alternatively, for example, the relevant terms supplement may specify that the Interest Factor for each Interest Payment Period will be equal to the sum of (1) the LIBOR Reference Rate with a Designated Maturity of three months which is determined on the applicable Interest Determination Date plus (2) a spread of 4.00%. For the avoidance of doubt, the Interest Factor may be one or more rates per annum that can be fixed or floating (linked to a spread between two interest rates, multiplied by a Leverage Factor and/or plus or minus a spread, if applicable), and each such rate per annum may be specified with respect to an Interest Payment Period. In addition, the Interest Factor may be changed from one Interest Payment Period to another from one fixed or floating rate to another fixed or floating rate (in each case, linked to a spread between two interest rates, multiplied by a Leverage Factor and/or plus or minus a spread, if applicable).

     Unless otherwise specified in the relevant terms supplement, the “Day-Count Fraction” means the number of days in the relevant Interest Payment Period divided by the number of days in a year, each determined on the basis of the Day-Count Convention.

     Unless otherwise specified in the relevant terms supplement, the "Day-Count Convention" is 30/360, which means that the number of days used in the calculation of the interest payment for each Interest Payment Period will be made on the basis of a year of 360 days with twelve months of thirty days each.

     For each Interest Payment Period, the “Maximum Interest Rate” will be a rate specified in the relevant terms supplement, which may be a fixed rate or a floating rate, which may be linked to a spread between two interest rates, multiplied by a Leverage Factor, plus or minus a spread and/or subject to an Accrual Provision. For example, the relevant terms supplement may specify that the Maximum Interest Rate for each Interest Payment Period will be equal to the lesser of (1) 9.00% and (2) the product of (a) 2.0 and (b) the sum of (i) the LIBOR Reference Rate with a Designated Maturity of three months that is determined on the applicable Interest Determination Date and (ii) 0.25%. If the Maximum Interest Rate is determined in whole or in part by reference to a floating rate (if applicable), for purposes of the determination of the Maximum Interest Rate for an Interest Payment Period, that floating rate will be reset on each Interest Reset Date and will be equal to the rate determined on the applicable Interest Determination Date.

     The “Minimum Interest Rate” will be 0.00% per annum, unless otherwise specified in the relevant terms supplement.

     The “Leverage Factor,” if applicable, will be as specified in the relevant terms supplement.

     The “Interest Reset Date(s),” if applicable, will be as specified in the relevant terms supplement. The relevant terms supplement may specify specific Interest Payment Periods in which the Interest Reset Dates are applicable. For example, the notes may bear a fixed rate of interest for one year, and a floating rate of interest for years two through five, in which case the Interest Reset Dates will be applicable for such subsequent period.

     The “Interest Determination Date(s),” if applicable, will be as specified in the relevant terms supplement. The relevant terms supplement may specify specific Interest Payment Periods in which the Interest Determination Dates are applicable. For example, the notes may bear a fixed rate of interest for one year, and a floating rate of interest for years two through five, in which case the Interest Determination Dates will be applicable for such subsequent period.

     If the notes are not subject to redemption by us, or are subject to redemption by us, but have not been redeemed, interest will accrue from the issue date of the notes to but excluding the maturity date. Interest will be paid in arrears on each Interest Payment Date to the holders of record at the close of business on the business day immediately preceding that Interest Payment Date, unless otherwise specified in the relevant terms supplement. However, at maturity, any accrued by unpaid interest will be paid to the person to whom the principal of the note is paid. If the maturity date is adjusted due to a non-business day, the payment of interest due on the maturity date will be made on the maturity date, as adjusted, with the same force and effect as if the maturity date had not been adjusted, but no additional interest will accrue or be payable as a result of the delayed payment.

     If the notes are subject to redemption and have been redeemed, interest will accrue from the issue date of the notes to but excluding the applicable Redemption Date. Interest will be paid in arrears on each Interest Payment Date occurring before the Redemption Date to the holders of record at the close of business on the business day immediately preceding that Interest Payment Date, unless otherwise specified in the relevant terms supplement. However, upon redemption, any accrued by unpaid interest will be paid to the person to whom the principal of the note is paid. If the applicable Redemption Date is adjusted due to a non-business day, the payment of interest due on such Redemption Date will be made on the Redemption Date, as adjusted, with the same force and effect as if such Redemption Date had not been adjusted, but no additional interest will accrue or be payable as a result of the delayed payment.

     Unless otherwise specified in the relevant terms supplement, an “Interest Payment Period” is the period beginning on and including the issue date of the notes and ending on but excluding the first Interest Payment Date or, if the notes are subject to redemption and have been redeemed prior to the first Interest Payment Date, ending on but excluding the Redemption Date and each successive period beginning on and including an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date or, if the notes are subject to redemption and have been redeemed prior to such next succeeding Interest Payment Date, ending on but excluding the Redemption Date. The relevant terms supplement may specify that the Interest Payment Period is “Monthly,” “Quarterly” or “Semi-annual,” which means that the Interest Payment Period refers to a calendar month, a three-month period or a six-month period, respectively.

     An “Interest Payment Date” will be as specified in the relevant terms supplement, provided that no Interest Payment Date will be more than twelve months after the immediately prior Interest Payment Date or issue date of the notes, as applicable. If any day on which a payment of interest is due is not a business day, the payment will be made with the same force and effect on the next succeeding business day, but no additional interest will accrue as a result of the delayed payment, and the next interest period will commence as if the payment had not been delayed.

     The Underlying Rates

     USD CMS Reference Rate

     Unless otherwise specified in the relevant terms supplement, with respect to the applicable Determination Reset Date or USD CMS Determination Date, as applicable, the USD CMS Reference Rate refers to the rate for U.S. Dollar swaps with the Designated Maturities specified in the relevant terms supplement that appears on Reuters page “ISDAFIX1” (or any successor page) at approximately 11:00 a.m., New York City time, on such Interest Determination Date or USD CMS Determination Date, as applicable, as determined by the calculation agent. If, on such Interest Determination Date or USD CMS Determination Date, as applicable, the applicable USD CMS Reference Rate cannot be determined by reference to the applicable Reuters page (or any successor page), then the calculation agent will request from five leading swap dealers in the New York City interbank market, selected by the calculation agent, mid-market semi-annual swap rate quotations in a Representative Amount and with terms equal to the Designated Maturities, at approximately 11:00 a.m., New York City time, on such Interest Determination Date or USD CMS Determination Date, as applicable. The “semi-annual swap rate” means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. Dollar interest rate swap transaction with a term equal to the applicable Designated Maturity commencing on the relevant Interest Determination Date or USD CMS Determination Date, as applicable, and in the Representative Amount with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/360 day count basis, is equivalent to the LIBOR Reference Rate with a Designated Maturity of 3 months. If five quotations are provided as requested, the calculation agent will calculate the applicable USD CMS Reference Rate by eliminating the highest and lowest rates and taking the arithmetic mean of the remaining rates. If at least three, but fewer than five, quotations are provided, the USD CMS Reference Rate will be the arithmetic mean of the quotations. If fewer than three quotations are provided, the USD CMS Reference Rate will be determined by the calculation agent, acting in a commercially reasonable manner.

     EUR CMS Reference Rate

     Unless otherwise specified in the relevant terms supplement, with respect to the applicable Determination Reset Date or EUR CMS Determination Date, as applicable, the EUR CMS Reference Rate refers to the annual swap rate for Euro swap transactions with the Designated Maturities specified in the relevant terms supplement, that appears on Reuters page “ISDAFIX2” (or any successor page) under the heading “EURIBOR BASIS—EUR” and above the caption “11:00 AM Frankfurt” at approximately 11:00 a.m., Frankfurt time, on such Interest Determination Date or EUR CMS Determination Date, as applicable, as determined by the calculation agent. If, on such Interest Determination Date or EUR CMS Determination Date, as applicable, the applicable EUR CMS Reference Rate cannot be determined by reference to the applicable Reuters page (or any successor page), then the calculation agent will request from five leading swap dealers in the Frankfurt interbank market, selected by the calculation agent, mid-market annual swap rate quotations in a Representative Amount and with terms equal to the Designated Maturities, at approximately 11:00 a.m., Frankfurt time, on such Interest Determination Date or EUR CMS Determination Date, as applicable. The “annual swap rate” means the mean of the bid and offered rates for the annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating Euro interest rate swap transaction with a term equal to the applicable Designated Maturity commencing on the relevant Interest Determination Date or EUR CMS Determination Date, as applicable, and in the Representative Amount with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/360 day count basis, is equivalent to the Euro Interbank Offered Rate, or the EURIBOR, with a Designated Maturity of six months. If five quotations are provided as requested, the calculation agent will calculate the applicable EUR CMS Reference Rate by eliminating the highest and lowest rates and taking the arithmetic mean of the remaining rates. If at least three, but fewer than five, quotations are provided, the EUR CMS Reference Rate will be the arithmetic mean of the quotations. If fewer than three quotations are provided, the EUR CMS Reference Rate will be determined by the calculation agent, acting in a commercially reasonable manner.

     LIBOR Reference Rate

     Unless otherwise specified in the relevant terms supplement, with respect to the applicable Determination Reset Date or LIBOR Determination Date (or for notes linked to the Average SIFMA/Average LIBOR Ratio, the applicable SIFMA/LIBOR Determination Date), as applicable, the “LIBOR Reference Rate” refers to the London Interbank Offer Rate for deposits in U.S. dollars with the Designated Maturity specified in the relevant terms supplement that appears on Reuters page “LIBOR01” (or any successor page) at approximately 11:00 a.m., London time, on such Interest Determination Date, LIBOR Determination Date or SIFMA/LIBOR Determination Date, as applicable, as applicable. If, on such Interest Determination Date, LIBOR Determination Date or SIFMA/LIBOR Determination Date, the applicable LIBOR Reference Rate cannot be determined by reference to the applicable Reuters page (or any successor page), then the calculation agent will request the principal London office of four major banks in the London interbank market, selected by the calculation agent, for deposits in U.S. dollars in a Representative Amount and for a term equal to the Designated Maturity, at approximately 11:00 a.m., London time, on such Interest Determination Date, LIBOR Determination Date or SIFMA/LIBOR Determination Date. If at least two such quotations are provided, the applicable LIBOR Reference Rate for such Interest Determination Date, LIBOR Determination Date or SIFMA/LIBOR Determination Date will be the arithmetic average of such quotations. If fewer than two such quotations are provided, the calculation agent, provided that the applicable Interest Determination Date, LIBOR Determination Date or SIFMA/LIBOR Determination Date is also a business day, will request each of three major banks in The City of New York to provide such bank’s rate to leading European banks for loans in U.S. dollars in a Representative Amount and for a term equal to the Designated Maturity, at approximately 11:00 a.m., New York City time, on such business day. If at least two such rates are provided, then the applicable LIBOR Reference Rate for such business day will be the arithmetic average of such rates. If fewer than two such rates are provided, or if the applicable Interest Determination Date is not also a business day, then the applicable LIBOR Reference Rate for such Interest Determination Date or SIFMA/LIBOR Determination Date will be the applicable LIBOR Reference Rate for the immediately preceding London Banking Day.

     CPI Reference Rate

     Unless otherwise specified in the relevant terms supplement, with respect to the applicable Determination Reset Date, the “CPI Reference Rate” refers to the change in the CPI calculated as follows:

CPI Reference Rate =	CPIt – CPIt-x
CPIt-x

     where:

CPIt =	the level of the CPI for the second calendar month prior to the calendar month of such Interest Determination Date, which we refer to as the “reference month”; and

CPIt-x =

the level of the CPI for the “x”th calendar month prior to the reference month, where “x” will be a number specified in the relevant terms supplement. For example, if “x” is twelve, “CPIt-x ” will be the level of the CPI for the twelfth calendar month prior to the reference month.

     “CPI” is the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers, as published on Bloomberg page “CPURNSA” (or any successor page) or any successor index.

     If by 3:00 p.m. New York City time on any Interest Determination Date, the CPI is not published on Bloomberg CPURNSA for any relevant month, but has otherwise been reported by the Bureau of Labor Statistics of the U.S. Department of Labor (the “BLS”), then the calculation agent will determine the CPI as reported by the BLS for such month using such other source as on its face, after consultation with us, appears to accurately set forth the CPI as reported by the BLS.

     In calculating CPIt and CPIt-x, the calculation agent will use the most recently available value of the CPI determined as described above and in the relevant terms supplement on the applicable Interest Determination Date, even if such value has been adjusted from a previously reported value for the relevant month. However, if a value of CPIt or CPIt-x used by the calculation agent on any Interest Determination Date to determine the Interest Rate for the applicable Interest Payment Period is subsequently revised by the BLS, the interest rate determined on such Interest Determination Date will not be revised.

     If the CPI is rebased to a different year or period and the 1982-1984 CPI is no longer used, the base reference period for the notes will continue to be the 1982-1984 reference period as long as the 1982-1984 CPI continues to be published.

     If, while the notes are outstanding, the CPI is discontinued or substantially altered, as determined by the calculation agent in its sole discretion, the calculation agent will determine the interest rate on the notes by reference to the applicable successor index that is chosen by the Secretary of the Treasury for the Department of The Treasury’s Inflation-Linked Treasuries as described at 62 Federal Register 846-874 (January 6, 1997) or, if no such securities are outstanding, the successor index will be determined by the calculation agent in accordance with general market practice at the time; provided that the procedure for determining the resulting interest rate is administratively acceptable to the calculation agent.

     CMT Reference Rate

     Unless otherwise specified in the relevant terms supplement, with respect to the applicable Determination Reset Date or CMT Determination Date, as applicable, the CMT Reference Rate refers to the yield for United States Treasury securities at “constant maturity” with the Designated Maturity specified in the relevant terms supplement as set forth in H.15(519) under the caption “Treasury constant maturities,” as such yield is displayed on the Reuters page “FRBCMT” (or any successor page) on such Interest Determination Date or CMT Determination Date, as applicable, as determined by the calculation agent.

     “H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System, available through the Web site of the

Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/H15/ or any successor site or publication. We make no representation or warranty as to the accuracy or completeness of the information displayed on such Web site, and such information is not incorporated by reference herein and should not be considered a part of this product supplement no. MS-13-A-I.

     If, on any Interest Determination Date or CMT Determination Date, as applicable, the applicable CMT Reference Rate cannot be determined by reference to the applicable Reuters page (or any successor page), then the following procedures will be used:

  If the CMT Reference Rate is not displayed on the applicable Reuters page by 3:30 p.m., New York City time on such Interest Determination Date or CMT Determination Date, as applicable, then the CMT Reference Rate for such Interest Determination Date or CMT Determination Date, as applicable, will be a percentage equal to the yield for United States Treasury securities at constant maturity for a period of the Designated Maturity as set forth in H.15(519) under the caption “Treasury constant maturities” (expressed as a number and not a percentage).

  If the applicable CMT Reference Rate or CMT Determination Date, as applicable, does not appear in H.15(519), the CMT Reference Rate for such Interest Determination Date or CMT Determination Date, as applicable, will be the rate for a period of the Designated Maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate which would otherwise have been published in H.15-519 (expressed as a number and not a percentage).

  If, on any Interest Determination Date or CMT Determination Date, as applicable, neither the Board of Governors of the Federal Reserve System nor the United States Department of the Treasury publishes a yield on United States Treasury securities at a constant maturity for the maturity of the relevant CMT Reference Rate, the CMT Reference Rate on the relevant Interest Determination Date or CMT Determination Date, as applicable, will be calculated by the calculation agent based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on the relevant Interest Determination Date or CMT Determination Date, as applicable, received from three leading primary United States government securities dealers in The City of New York (expressed as a number and not a percentage). The calculation agent will select five such securities dealers, and will eliminate the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for United States Treasury securities with an original maturity equal to the maturity of the relevant CMT Reference Rate, a remaining term to maturity of no more than one year shorter than the maturity of the relevant CMT Reference Rate and in a stated principal amount equal to the Representative Amount. If two bid prices with an original maturity as described above have remaining terms to maturity equally close to the maturity of the relevant CMT Reference Rate, the quotes for the United States Treasury security with the shorter remaining term to maturity will be used.

  If fewer than five but more than two such prices are provided as requested, the CMT Reference Rate for the relevant Interest Determination Date or CMT Determination Date, as applicable, will be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations will be eliminated.

  If the calculation agent cannot obtain three United States Treasury securities quotations of the kind requested in the prior two bullet points, the calculation agent will determine the CMT Reference Rate for the relevant Interest Determination Date or CMT Determination Date, as applicable, to be an amount equal to the yield to maturity based on the arithmetic mean of the secondary market bid prices for United States Treasury securities, at approximately 3:30 p.m., New York City time, on the relevant Interest Determination Date or CMT Determination Date, as applicable, of three leading primary United States government securities dealers in The City of New York (expressed as a number and not a percentage). In selecting these bid prices, the calculation agent will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest) for United States Treasury securities with an original maturity greater than the maturity of the relevant CMT Reference Rate, a remaining term to maturity closest to the maturity of the relevant CMT Reference Rate and in a Representative Amount. If two United States Treasury securities with an original maturity longer than the maturity of the relevant CMT Reference Rate have remaining terms to maturity that are equally close to the maturity of the relevant CMT Reference Rate, the calculation agent will obtain quotations for the United States Treasury security with the shorter remaining term to maturity.

  If fewer than five but more than two of the leading primary United States government securities dealers provide quotes as described in the prior paragraph, then the CMT Reference Rate for the relevant Interest Determination Date or CMT Determination Date, as applicable, will be based on the arithmetic mean of the bid prices obtained, and neither the highest nor the lowest of those quotations will be eliminated.

  If fewer than three leading primary United States government securities reference dealers selected by the calculation agent provide quotes as described above, the CMT Reference Rate for the relevant Interest Determination Date or CMT Determination Date, as applicable, will be determined by the calculation agent acting in a commercially reasonable manner.

     The Average SIFMA/Average LIBOR Ratio

     Unless otherwise specified in the relevant terms supplement, with respect to the applicable Determination Reset Date, the “Average SIFMA/LIBOR Ratio” is the ratio of the Average SIFMA Level to Average LIBOR, expressed as a percentage, on such Interest Determination Date, as determined by the calculation agent.

     Unless otherwise specified in the relevant terms supplement, with respect to the applicable Determination Reset Date, the “Average SIFMA Level” will be equal to the daily weighted average of the SIFMA Index Levels for each calendar day in the SIFMA/LIBOR Averaging Period. For the purposes of calculating the Average SIFMA Level, the SIFMA Index Level for each calendar day in the SIFMA/LIBOR Averaging Period will be based on the SIFMA Index Level on the applicable SIFMA/LIBOR Determination Date, or, if such SIFMA/LIBOR Determination Date is not a U.S. Government Securities Business Day, based on the SIFMA Index Level on the U.S. Government Business Day immediately preceding such SIFMA/LIBOR Determination Date. The SIFMA Index Level is reset weekly on each SIFMA/LIBOR Determination Date; however, the average calculation is measured daily for each calendar day in the SIFMA/LIBOR Averaging Period.

     Unless otherwise specified in the relevant terms supplement, with respect to the applicable Determination Reset Date, the “Average LIBOR” will be equal to the daily weighted average of the applicable LIBOR Reference Rates for each calendar day in the SIFMA/LIBOR Averaging Period. For the purposes of calculating the Average LIBOR, the determination of the applicable LIBOR Reference Rate for each calendar day in the SIFMA/LIBOR Averaging Period will be based on such LIBOR Reference Rate on the applicable SIFMA/LIBOR Determination Date, or, if such SIFMA/LIBOR Determination Date is not a London Banking Day, based on the LIBOR Reference Rate on the London Banking Day immediately preceding such SIFMA/LIBOR Determination Date. The applicable LIBOR Reference Rate will be reset weekly on each SIFMA/LIBOR Determination Date; however, the average calculation is measured daily for each calendar day in the SIFMA/LIBOR Averaging Period.

     The “SIFMA Index Level” on any SIFMA/LIBOR Determination Date will equal the official published level of the SIFMA Municipal Swap Index or any successor index on such date. Under some circumstances, the SIFMA Index Level may be determined based on the alternative calculation described under “SIFMA Municipal Swap Index — Discontinuation of the SIFMA Municipal Swap Index; Alteration of Method of Calculation.”

     The “SIFMA/LIBOR Averaging Period,” if applicable, will be as specified in the relevant terms supplement.

     Unless otherwise specified in the relevant terms supplement, for each calendar day in a SIFMA/LIBOR Averaging Period, the “SIFMA/LIBOR Determination Date,” is the immediately preceding Thursday.

     The Accrual Provisions

     If applicable to the notes, as specified in the relevant terms supplement, the Accrual Provision will be deemed satisfied on each calendar day during an Interest Payment Period (other than any Interest Payment Period to which a fixed rate applies, if applicable) on which one or a combination of the following (as specified in the relevant terms supplement) occurs: (i) the USD CMS Provision is satisfied; (ii) the EUR CMS Provision is satisfied; (iii) the LIBOR Provision is satisfied; or (iv) the CMT Provision is satisfied. The relevant terms supplement may refer to any calendar day on which the Accrual Provision is satisfied as an “Accrual Day.”

     Unless otherwise specified in the relevant terms supplement, the USD CMS Provision will be deemed satisfied on each calendar day during an Interest Payment Period (other than any Interest Payment Period to which a fixed rate applies, if applicable) on which, as specified in the relevant terms supplement, the applicable USD CMS Reference Rate of a Designated Maturity or the difference between two USD CMS Reference Rates with different Designated Maturities (which we refer to as the “USD CMS Spread”) is equal to or greater than the low end of a range and equal to or less than the high end of such range (which we refer to as the “USD CMS Range”), or equal to, less than or greater than a specified percentage (which we refer to as the “USD CMS Strike”), which may be equal to, less than or greater than (as specified in the relevant terms supplement) 0%, in each case, as determined on the applicable USD CMS Determination Date.

     Unless otherwise specified in the relevant terms supplement, the EUR CMS Provision will be deemed satisfied on each calendar day during an Interest Payment Period (other than any Interest Payment Period to which a fixed rate applies, if applicable) on which, as specified in the relevant terms supplement, the applicable EUR CMS Reference Rate of a Designated Maturity or the difference between two EUR CMS Reference Rates with different Designated Maturities (which we refer to as the “EUR CMS Spread”) is equal to or greater than the low end of a range and equal to or less than the high end of such range (which we refer to as the “EUR CMS Range”), or equal to, less than or greater than a specified percentage (which we refer to as the “EUR CMS Strike”), which may be equal to, less than or greater than (as specified in the relevant terms supplement) 0%, in each case, as determined on the applicable EUR CMS Determination Date.

     Unless otherwise specified in the relevant terms supplement, the LIBOR Provision will be deemed satisfied on each calendar day during an Interest Payment Period (other than any Interest Payment Period to which a fixed rate applies, if applicable) on which, as specified in the relevant terms supplement, the applicable LIBOR Reference Rate of a Designated Maturity or the difference between two LIBOR Reference Rates with different Designated Maturities (which we refer to as the “LIBOR Spread”) is equal to or greater than the low end of a range and equal to or less than the high end of such range (which we refer to as the “LIBOR Range”), or equal to, less than or greater than a specified percentage (which we refer to as the “LIBOR Strike”), which may be equal to, less than or greater than (as specified in the relevant terms supplement) 0%, in each case, on the applicable LIBOR Determination Date.

     Unless otherwise specified in the relevant terms supplement, the CMT Provision will be deemed satisfied on each calendar day during an Interest Payment Period (other than any Interest Payment Period to which a fixed rate applies, if applicable) on which, as specified in the relevant terms supplement, the applicable CMT Reference Rate of a Designated Maturity or the difference between two CMT Reference Rates with different Designated Maturities (which we refer to as the “CMT Spread”) is equal to or greater than the low end of a range and equal to or less than the high end of such range (which we refer to as the “CMT Range”), or equal to, less than or greater than a specified percentage (which we refer to as the “CMT Strike”), which may be equal to, less than or greater than (as specified in the relevant terms supplement) 0%, in each case, on the applicable CMT Determination Date.

     The “USD CMS Range,” if applicable, will be a range of per annum rates within which the applicable USD CMS Reference Rate may satisfy the USD CMS Provision, as specified in the relevant terms supplement.

     The “USD CMS Spread,” if applicable, will be a spread between USD CMS Reference Rates, as specified in the relevant terms supplement.

     The “USD CMS Strike,” if applicable, will be a specified percentage, as specified in the relevant terms supplement.

     The “EUR CMS Range,” if applicable, will be a range of per annum rates within which the applicable EUR CMS Reference Rate may satisfy the EUR CMS Provision, as specified in the relevant terms supplement.

     The “EUR CMS Spread,” if applicable, will be a spread between EUR CMS Reference Rates, as specified in the relevant terms supplement.

     The “EUR CMS Strike,” if applicable, will be a specified percentage, as specified in the relevant terms supplement.

     The “LIBOR Range,” if applicable, will be a range of per annum rates within which the applicable LIBOR Reference Rate may satisfy the LIBOR Provision, as specified in the relevant terms supplement.

     The “LIBOR Spread,” if applicable, will be a spread between LIBOR Reference Rates, as specified in the relevant terms supplement.

     The “LIBOR Strike,” if applicable, will be a specified percentage, as specified in the relevant terms supplement.

     The “CMT Range,” if applicable, will be a range of per annum rates within which the applicable CMT Reference Rate may satisfy the CMT Provision, as specified in the relevant terms supplement.

     The “CMT Spread,” if applicable, will be a spread between CMT Reference Rates, as specified in the relevant terms supplement.

     The “CMT Strike,” if applicable, will be a specified percentage, as specified in the relevant terms supplement.

     Unless otherwise specified in the relevant terms supplement, the “USD CMS Determination Date,” if applicable, will be for each calendar day in an Interest Payment Period to which the applicable USD CMS Provision applies, the second U.S. Government Securities Business Day prior to such calendar day; provided, however, that if such calendar day is not a U.S. Government Securities Business Day, the USD CMS Determination Date will be the third U.S. Government Securities Business Day immediately preceding such calendar day. For example, if the applicable calendar day was a Saturday or Sunday, the USD CMS Determination Date would be the Wednesday preceding such calendar day (i.e., the third U.S. Government Securities Business Day immediately preceding such calendar day), assuming Wednesday, Thursday and Friday were each a U.S. Government Securities Business Day. Notwithstanding the foregoing, if the relevant terms supplement specifies that a Cutoff applies, for each calendar day in the Cutoff, the USD CMS Determination Date will be the U.S. Government Securities Business Day immediately preceding the first day of the Cutoff, unless otherwise specified in the relevant terms supplement.

     Unless otherwise specified in the relevant terms supplement, the “EUR CMS Determination Date,” if applicable, will be, for each calendar day in an Interest Payment Period to which the applicable EUR CMS Provision applies, the second TARGET Settlement Day prior to such calendar day; provided, however, that if such calendar day is not a TARGET Settlement Day, the EUR CMS Determination Date will be the third TARGET Settlement Day immediately preceding such calendar day. For example, if the applicable calendar day was a Saturday or Sunday, the EUR CMS Determination Date would be the Wednesday preceding such calendar day (i.e., the third TARGET Settlement Day immediately preceding such calendar day), assuming Wednesday, Thursday and Friday were each a TARGET Settlement Day. Notwithstanding the foregoing, if the relevant terms supplement specifies that a Cutoff applies, for each calendar day in the Cutoff, the EUR CMS Determination Date will be the TARGET Settlement Day immediately preceding the first day of the Cutoff, unless otherwise specified in the relevant terms supplement.

     Unless otherwise specified in the relevant terms supplement, the “LIBOR Determination Date,” if applicable, will be, for each calendar day in an Interest Payment Period to which the applicable LIBOR Provision applies, the second London Banking Day prior to such calendar day; provided, however, that if such calendar day is not a London Banking Day, the LIBOR Determination Date will be the third London Banking Day immediately preceding such calendar day. For example, if the applicable calendar day was a Saturday or Sunday, the LIBOR Determination Date would be the Wednesday preceding such calendar day (i.e., the third London Banking Day immediately preceding such calendar day), assuming Wednesday, Thursday and Friday were each a London Banking Day. Notwithstanding the foregoing, if the relevant terms supplement specifies that a Cutoff applies, for each calendar day in the Cutoff, the LIBOR Determination Date will be the London Banking Day immediately preceding the first day of the Cutoff, unless otherwise specified in the relevant terms supplement.

     Unless otherwise specified in the relevant terms supplement, the “CMT Determination Date,” if applicable, will be, for each calendar day in an Interest Payment Period to which the applicable CMT Provision applies, the second U.S. Government Securities Business Day prior to such calendar day; provided, however, that if such calendar day is not a U.S. Government Securities Business Day, the CMT Determination Date will be the third U.S. Government Securities Business Day immediately preceding such calendar day. For example, if the applicable calendar day was a Saturday or Sunday, the CMT Determination Date would be the Wednesday preceding such calendar day (i.e., the third U.S. Government Securities Business Day immediately preceding such calendar day), assuming Wednesday, Thursday and Friday were each a U.S. Government Securities Business Day. Notwithstanding the foregoing, if the relevant terms supplement specifies that a Cutoff applies, for each calendar day in the Cutoff, the CMT Determination Date will be the U.S. Government Securities Business Day immediately preceding the first day of the Cutoff, unless otherwise specified in the relevant terms supplement.

     The “Cutoff,” if applicable will be as specified in the relevant terms supplement. For example, the relevant terms supplement may specify that the Cutoff will be the period commencing on the sixth business day prior to each Interest Payment Date and ending on the business day prior to such Interest Payment Date.

     General Terms Relating to the Underlying Rates and the Accrual Provisions

     The “Representative Amount” means an amount equal to the outstanding stated principal amount of the notes as of the relevant date of determination.

     A “U.S. Government Securities Business Day” is, unless otherwise specified in the relevant terms supplement, any day other than a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading U.S. government securities.

     A “London Banking Day” is, unless otherwise specified in the relevant terms supplement, any day other than a day on which banking institutions in London are authorized or required by law, regulation or executive order to close.

     The relevant terms supplement will specify the applicable maturity to be used to determine the applicable USD CMS Reference Rate, EUR CMS Reference Rate, LIBOR Reference Rate or CMT Reference Rate, which, in each instance, we refer to as the “Designated Maturity.” For example, the relevant terms supplement may specify that the applicable USD CMS Reference Rates will be 30-Year USD CMS Reference Rate and the 10-Year USD CMS Reference Rate, or that the applicable EUR CMS Reference Rates will be 10-Year EUR CMS Reference Rate and the 2-Year EUR CMS Reference Rate, or that the applicable LIBOR Reference Rate will be the three-month LIBOR Reference Rate, or that the applicable CMT Reference Rate will be the 10-Year CMT Reference Rate.

     A “business day” is, unless otherwise specified in the relevant terms supplement, any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in U.S. dollars are not conducted.

     A “TARGET Settlement Day” is any business day, unless otherwise specified in the relevant terms supplement, on which the Trans-European Automated Real-time Gross settlement Express Transfer system (“TARGET2”) is open.

Other Terms

     We will irrevocably deposit with DTC no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable, if any, with respect to the notes on such date or dates. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the notes entitled thereto.

     Subject to the foregoing and to applicable law (including, without limitation, U.S. federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding notes by tender, in the open market or by private agreement.

RISK FACTORS

     Your investment in the notes will involve certain risks. You should consider carefully the following discussion of risks before you decide that an investment in the notes is suitable for you.

Floating rate notes present different investment considerations than fixed rate notes or similar floating rate securities.

     The rate of interest paid by us on the notes for each Interest Payment Period (other than any Interest Payment Period to which a fixed rate applies, if applicable) is not fixed, but will vary depending on the applicable USD CMS Reference Rate, EUR CMS Reference Rate, LIBOR Reference Rate, CPI Reference Rate, CMT Reference Rate or the Average SIFMA/Average LIBOR Ratio plus or minus a spread, if applicable, and multiplied by the Leverage Factor, if applicable, and the number of days during any such Interest Payment Period on which the applicable Accrual Provision is satisfied, if applicable. If an Accrual Provision is applicable, whether such Accrual Provision is satisfied will depend on the daily fluctuations in the applicable USD CMS Reference Rate (or USD CMS Spread), EUR CMS Reference Rate (or EUR CMS Spread), LIBOR Reference Rate (or LIBOR Spread) or CMT Reference Rate (or CMT Spread). Additionally, the notes may step up or switch from a floating rate to a fixed rate or from a fixed rate to a floating rate during the term of the notes. Consequently, the return on the notes may be less than returns otherwise payable on debt securities issued by us with similar maturities. The variable interest rate on the notes, while determined, in part, by reference to one or more applicable USD CMS Reference Rate (or USD CMS Spread), EUR CMS Reference Rate, LIBOR Reference Rate, CPI Reference Rate, CMT Reference Rate or the Average SIFMA/Average LIBOR Ratio, may not actually pay at such rates. You should consider, among other things, the overall annual percentage rate of interest to maturity as compared to other equivalent investment alternatives. We have no control over any fluctuations in the applicable USD CMS Reference Rate, EUR CMS Reference Rate, LIBOR Reference Rate, CPI Reference Rate, CMT Reference Rate or the Average SIFMA/Average LIBOR Ratio.

The notes are subject to the credit risk of JPMorgan Chase & Co.

     The notes are subject to the credit risk of JPMorgan Chase & Co., and our credit ratings and credit spreads may adversely affect the market value of the notes. Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the notes at maturity or on any other relevant payment dates, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to affect adversely the value of the notes.

Our offering of the notes does not constitute an expression of our view about, or a recommendation of, the USD CMS Reference Rate, the EUR CMS Reference Rate, the LIBOR Reference Rate, the CPI, the CMT Reference Rate or the SIFMA Municipal Swap Index.

     You should not take our offering of the notes as an expression of our views about how the USD CMS Reference Rate, the EUR CMS Reference Rate, the LIBOR Reference Rate, the CPI, the CMT Reference Rate or the SIFMA Municipal Swap Index will perform in the future or as a recommendation to invest (directly or indirectly, by taking a long or short position) in the USD CMS Reference Rate, the EUR CMS Reference Rate, the LIBOR Reference Rate, the CPI, the CMT Reference Rate or the SIFMA Municipal Swap Index, including through an investment in the notes. As a global financial institution, we and our affiliates may, and often do, have positions (long or short) in the USD CMS Reference Rate, the EUR CMS Reference Rate, the LIBOR Reference Rate, the CPI, the CMT Reference Rate or the SIFMA Municipal Swap Index that conflict with an investment in the notes. See “— We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our hedging and other trading activities” and “Use of Proceeds and Hedging” in this product supplement for some examples of potential conflicting positions we may have. You should undertake an independent determination of whether an investment in the notes is suitable for you in light of your specific investment objectives and financial resources.

We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our hedging and other trading activities.

     In anticipation of the sale of the notes, we expect to hedge our obligations under the notes through certain affiliates or unaffiliated counterparties by taking positions in instruments the value of which is derived from one or more of the applicable USD CMS Reference Rates, EUR CMS Reference Rates, LIBOR Reference Rates, the CPI Reference Rates, the CMT Reference Rates or the SIFMA Municipal Swap Index. We may also adjust our hedge by, among other things, purchasing or selling any of the foregoing at any time and from time to time, and close out or unwind our hedge by selling any of the foregoing on or before any Interest Payment Date. Such hedging activities may be undertaken on a portfolio basis with respect to some or all of our and our affiliates’ exposure to specific rates and/or levels (including exposure unrelated to the notes). By hedging on a portfolio basis, we may hedge our entire obligations, a portion of our obligations or none of our obligations, and the amount of our hedge may change at any time. We cannot give you any assurances that our hedging will not negatively affect the performance of the notes. See “Use of Proceeds and Hedging” below for additional information about our hedging activities.

     This hedging activity may present a conflict of interest between your interest as a holder of the notes and the interests our affiliates have in executing, maintaining and adjusting hedge transactions. These hedging activities could also affect the price at which JPMS is willing to purchase your notes in the secondary market.

     Our hedging counterparties expect to make a profit. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, such hedging may result in a profit that is more or less than expected, or it may result in a loss. It is possible that such hedging could result in substantial returns for us or our affiliates while the value of the notes declines.

     JPMS and other affiliates of ours also trade U.S. Treasury securities and other instruments the value of which is derived from U.S. Treasury securities, financial instruments related to one or more of the USD CMS Reference Rates, the EUR CMS Reference Rates, the LIBOR Reference Rates, the CPI Reference Rates, the CMT Reference Rates and/or the SIFMA Municipal Swap Index, and some or all of the VRDOs included in the SIFMA Municipal Swap Index and listed or over-the-counter options on such VRDOs, or enter into interest rate swap and option transactions on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management and to facilitate transactions, including block transactions, on behalf of customers. While we cannot predict an outcome, any of these hedging activities or other trading activities of ours could potentially affect the applicable USD CMS Reference Rate, EUR CMS Reference Rate, LIBOR Reference Rate, CPI Reference Rate, CMT Reference Rate or SIFMA Index Level and any spreads related thereto and, therefore, effectively decrease the interest rate payable on the notes.

We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our business activities.

     In the course of our business, we or our affiliates may acquire non-public information about USD CMS Reference Rates, EUR CMS Reference Rates, LIBOR Reference Rates, CPI Reference Rates, CMT Reference Rates, the CPI or the SIFMA Municipal Swap Index, and we will not disclose any such information to you. We or one or more of our affiliates may publish research reports, or otherwise express views about the debt market, interest rates, including USD CMS Reference Rates, EUR CMS Reference Rates, LIBOR Reference Rates, CPI Reference Rates, CMT Reference Rates, the CPI and the VRDOs included in the SIFMA Municipal Swap Index. Any prospective purchaser of notes should undertake an independent investigation of the debt market, interest rates and VRDOs included in the SIFMA Municipal Swap Index, as applicable, as in its judgment is appropriate to make an informed decision with respect to any investment in the notes.

     Furthermore, we or one of our affiliates may serve as issuer, agent or underwriter for issuances of other securities or financial instruments with returns linked to (or related to spreads between) USD CMS Reference Rates, EUR CMS Reference Rates, LIBOR Reference Rates, CPI Reference Rates, CMT Reference Rates, the CPI and the SIFMA Municipal Swap Index. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the notes. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

We or our affiliates may have economic interests that are adverse to those of the holders of the notes due to J.P. Morgan Security LLC’s role as calculation agent.

     JPMS, one of our affiliates, will act as the calculation agent. The calculation agent will determine, among other things: the applicable USD CMS Reference Rate, EUR CMS Reference Rate, LIBOR Reference Rate, CPI Reference Rate and CMT Reference Rate, the Average LIBOR, the SIFMA Index Level and the Average SIFMA Level, the applicable Interest, Interest Rate and Interest Factor for each Interest Payment Period, whether, if applicable, the applicable Accrual Provision is satisfied on each calendar day of any Interest Payment Period, the amount of interest payable on each Interest Payment Date and the amount of cash that we are required to pay to you at maturity or upon redemption, if applicable. In addition, the calculation agent will determine whether a day is a business day, TARGET Settlement Day, London Banking Day or U.S. Government Securities Business Day, whether there has been a discontinuation of the SIFMA Municipal Swap Index and whether there has been a material change in the method of calculating the SIFMA Index Level. In performing these duties, JPMS may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where JPMS, as the calculation agent, is entitled to exercise discretion.

The Interest Rate on the notes for any Interest Payment Period will be limited by a Maximum Interest Rate, if applicable.

     If the relevant terms supplement specifies a Maximum Interest Rate, the Interest Rate for any Interest Payment Period will be limited by the Maximum Interest Rate. The Maximum Interest Rate will limit the amount of interest you may receive for each such Interest Payment Period, even if the fixed or floating rate component, as adjusted by any Leverage Factor, if applicable, and/or a spread, if applicable, would have otherwise resulted in an Interest Rate greater than the Maximum Interest Rate. As a result, if the Interest Rate for any Interest Payment Period without taking into consideration the Maximum Interest Rate would have been greater than the Maximum Interest Rate, the notes will provide you less interest income than an investment in a similar instrument that is not subject to a maximum interest rate.

If an Accrual Provision is applicable to the notes, the Interest Rate on the notes is linked to the applicable USD CMS Reference Rate (or USD CMS Spread), EUR CMS Reference Rate (or EUR CMS Spread), LIBOR Reference Rate (or LIBOR Spread) or CMT Reference Rate (or CMT Spread), which may result in an interest rate of zero.

     Although the Maximum Interest Rate for any Interest Payment Period (other than any Interest Payment Period to which a fixed rate applies, if applicable) is equal to the Interest Factor specified in the relevant terms supplement, for every day during such Interest Payment Period on which the applicable Accrual Provision is not satisfied, the Interest Rate for that Interest Payment Period will be reduced. We cannot predict the factors that may cause the applicable Accrual Provision to be satisfied, or not, on any calendar day. The amount of interest you accrue on the notes in any Interest Payment Period (other than any Interest Payment Period to which a fixed rate applies, if applicable) may decrease even if the relevant USD CMS Reference Rate, EUR CMS Reference Rate, LIBOR Reference Rate or CMT Reference Rate increases. If the applicable Accrual Provision is not satisfied for an entire Interest Payment Period (other than any Interest Payment Period to which a fixed rate applies, if applicable), the Interest Rate for such period would be zero or the Minimum Interest Rate, if applicable. In that event, you will not be compensated for any loss in value due to inflation and other factors relating to the value of money over time during such period.

If the notes are subject to redemption and are redeemed by us, the aggregate amount of interest paid to you will be less than the aggregate amount of interest payable over the term of the notes if held to maturity.

     If the relevant terms supplement specifies that the notes are subject to redemption by us, and if we redeem all or part of your notes, for the notes that are redeemed, you will receive the stated principal amount of such notes and, assuming you are the record holder of the notes at the close of business on the business day immediately preceding the Redemption Date, accrued and unpaid interest to but excluding the Redemption Date. The aggregate amount of interest paid to you will be less than the aggregate amount of interest payable over the term of the notes if held to maturity. We may choose to redeem the notes early or choose not to redeem the notes early on any Redemption Date, in our sole discretion. We may choose to redeem the notes early, for example, if (1) the prevailing interest rate has declined, resulting in an amount of interest payable on the notes greater than that for instruments of a comparable maturity, or (2) the applicable USD CMS Reference Rate, USD CMS Spread, EUR CMS Reference Rate, EUR CMS Spread, LIBOR Reference Rate, LIBOR Spread, CMT Reference Rate or CMT Spread is within the specified range or is equal to, less than or greater than the specified percentage of the applicable Accrual Provision. If we redeem the notes early, your return may be less than the yield that the notes would have earned if they had been held to maturity and you may not be able to reinvest your funds at the same rate as provided by the notes.

For floating rate notes, the manner in which floating rates are calculated may change in the future.

     There can be no assurance that the method by which the USD CMS Reference Rate, the EUR CMS Reference Rate, the LIBOR Reference Rate, the CPI, the CMT Reference Rate or the SIFMA Municipal Swap Index are calculated will not change. Such changes in the method of calculation could reduce the corresponding Interest Rate. Accordingly, the value of the notes may be significantly reduced. If the USD CMS Reference Rate, the EUR CMS Reference Rate, the LIBOR Reference Rate, the CMT Reference Rate, the CPI or the SIFMA Municipal Swap Index are substantially altered, or are not quoted on the applicable Reuters or Bloomberg page, or any substitute page thereto, on any applicable Interest Determination Date, USD CMS Determination Date, EUR CMS Determination Date, LIBOR Determination Date, CMT Determination Date or SIFMA/LIBOR Determination Date, as applicable, a substitute rate or equity index may be employed by the calculation agent to determine the applicable rates and that substitution may adversely affect the value of the notes.

For notes to which the USD CMS Provision, EUR CMS Provision, LIBOR Provision or CMT Provision relates, the applicable USD CMS Reference Rates (or USD CMS Spread), EUR CMS Reference Rates (or EUR CMS Spread), LIBOR Reference Rates (or LIBOR Spread) or CMT Reference Rates (or CMT Spread) and the manner in which they are calculated may change in the future.

     For notes to which a USD CMS Provision, EUR CMS Provision, LIBOR Provision or CMT Provision relates, there can be no assurance that the method by which the USD CMS Reference Rates, EUR CMS Reference Rates, LIBOR Reference Rates or CMT Reference Rates, as applicable, are calculated will not change. Such changes in the method of calculation could reduce the level of the individual USD CMS Reference Rates, EUR CMS Reference Rates, LIBOR Reference Rates or CMT Reference Rates, as applicable, and any corresponding USD CMS Spread, EUR CMS Spread, LIBOR Spread or CMT Spread. Accordingly, the value of the notes may be significantly reduced. If the applicable USD CMS Reference Rates, EUR CMS Reference Rates, LIBOR Reference Rates or CMT Reference Rates are substantially altered, or are not quoted on the applicable Reuters page, or any substitute page thereto, on the USD CMS Determination Date(s), EUR CMS Determination Date(s), LIBOR Determination Date(s) or CMT Determination Date(s), as applicable, a substitute rate may be employed by the calculation agent to determine the relevant USD CMS Reference Rates, EUR CMS Reference Rates, LIBOR Reference Rates or CMT Reference Rates and that substitution may adversely affect the value of the notes.

Secondary trading may be limited.

     Unless otherwise specified in the relevant terms supplement, the notes will not be listed on a securities exchange. There may be little or no secondary market for the notes. Even if there is a secondary market for the notes, it may not provide enough liquidity to allow you to trade or sell the notes easily.

     J.P. Morgan Securities LLC (“JPMS”) may act as a market maker for the notes, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes. If at any time JPMS or another Agent does not act as a market maker, it is likely that there would be little or no secondary market for the notes.

The notes are designed to be held to maturity.

     The notes are not designed to be short-term trading instruments. The price at which you will be able to sell your notes to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the stated principal amount of the notes, even in cases where the applicable USD CMS Reference Rate, EUR CMS Reference Rate, LIBOR Reference Rate, CMT Reference Rate or the SIFMA Municipal Swap Index has appreciated since the pricing date. The potential returns described in the relevant terms supplement assume that your notes, which are not designed to be short-term trading instruments, are held to maturity unless redeemed by us prior to maturity.

Prior to maturity, the value of the notes will be influenced by many unpredictable factors.

     Many economic and market factors will influence the value of the notes. We expect that, generally, the applicable USD CMS Reference Rate, EUR CMS Reference Rate, LIBOR Reference Rate, CPI Reference Rate, CMT Reference Rate or the level of the SIFMA Municipal Swap Index on any day will affect the value of the notes more than any other single factor. However, you should not expect the value of the notes in the secondary market to vary in proportion to changes in the applicable USD CMS Reference Rate, EUR CMS Reference Rate, LIBOR Reference Rate, CPI Reference Rate, CMT Reference Rate or the level of the SIFMA Municipal Swap Index. The value of the notes will be affected by a number of other factors that may either offset or magnify each other, including:

  volatility of, or the perception of expected volatility of, the applicable USD CMS Reference Rate, EUR CMS Reference Rate, LIBOR Reference Rate, CPI Reference Rate, CMT Reference Rate or the level of the CPI or the SIFMA Municipal Swap Index;

  for notes linked to the USD CMS Spread, EUR CMS Spread, LIBOR Spread or CMT Spread, the applicable USD CMS Reference Rate, EUR CMS Reference Rate, LIBOR Reference Rate or CMT
  Reference Rate yield curves;

  for notes linked to the Average SIFMA/Average LIBOR Ratio, the volatility of the SIFMA Index Level and the applicable LIBOR Reference Rate (and the correlation between those volatilities);

  the time to maturity of the notes;

  interest and yield rates in the market generally, as well as the volatility of those rates;

  if the notes are subject to redemption by us, the likelihood, or expectation, that the notes will be redeemed by us, based on prevailing market interest rates or otherwise;

  for notes linked to the CPI Reference Rate:

    general economic, financial, political or regulatory conditions in the United States;

    fluctuations in the prices of various consumer goods and energy resources in the United States; and

    inflation and expectations concerning inflation in the United States;

  economic, financial, political, regulatory and judicial events that affect the debt markets generally; and

  our creditworthiness, including actual or anticipated downgrades in our credit ratings.

     You cannot predict the future performance of the applicable USD CMS Reference Rate, EUR CMS Reference Rate, LIBOR Reference Rate, CPI Reference Rate, CMT Reference Rate, the CPI or the SIFMA Municipal Swap Index based on its historical performance. The USD CMS Reference Rate, EUR CMS Reference Rate, LIBOR Reference Rate, CPI Reference Rate, CMT Reference Rate, the CPI or the SIFMA Municipal Swap Index may fluctuate and may reduce the Interest Rate such that you may not receive any return or receive a low return on your initial investment.

For notes to which the USD CMS Provision, EUR CMS Provision, LIBOR Provision or CMT Provision relates, the applicable USD CMS Reference Rate (or USD CMS Spread), EUR CMS Reference Rate (or EUR CMS Spread), LIBOR Reference Rate (or LIBOR Spread) or CMT Reference Rate (or CMT Spread) will be affected by a number of factors.

     The amount of interest, if any, payable on notes to which the USD CMS Provision, EUR CMS Provision, LIBOR Provision or CMT Provision applies (other than interest payable with respect to any Interest Payment Period to which a fixed rate applies, if applicable) will depend on the a number of factors that can affect the levels of the USD CMS Reference Rate (or USD CMS Spread), EUR CMS Reference Rate (or EUR CMS Spread), LIBOR Reference Rate (or LIBOR Spread) or CMT Reference Rate (or CMT Spread), as applicable, as well as the yield curve between USD CMS Reference Rates, EUR CMS Reference Rates, LIBOR Reference Rates and CMT Reference Rates of different Designated Maturities, including, but not limited to:

  changes in, or perceptions about, future rates: generally, fluctuations in, or a perception that there will be fluctuations in, the levels of the applicable USD CMS Reference Rate, EUR CMS Reference Rate, LIBOR Reference Rate or CMT Reference Rate will affect the probability that the applicable Accrual Provision will be satisfied on any given date of determination, since as volatility of any underlying rate increases, the chance of the applicable Accrual Provision being satisfied decreases; in addition, increased interest rate volatility is historically associated with an increased spread between long- and short-term interest rates and, conversely, decreased volatility is historically associated with tighter spreads;

  general economic conditions: the economic, financial, political, regulatory and judicial events that affect financial markets generally will affect the interest payable on the notes as well, since the interest payable is a function of fluctuations in underlying rates that will generally be affected by such events;

  prevailing interest rates: the USD CMS Reference Rate, EUR CMS Reference Rate, LIBOR Reference Rate and CMT Reference Rate are subject to daily fluctuations depending on the levels of prevailing interest rates in the market generally; in addition, lower overall interest rates are historically associated with an increased spread between long and short-term interest rates and, conversely, higher overall interest rates are historically associated with tighter spreads; and

  policy of the Federal Reserve Board regarding interest rates: an easing of monetary policy is historically associated with an increased spread between long and short-term interest rates and, conversely, a tightening of monetary policy is historically associated with tighter spreads.

     These and other factors may have a negative impact on the payment of interest on the notes. In addition, these and other factors may have a negative impact on the value of your notes in the secondary market. See also “For notes to which the SIFMA/LIBOR Provision applies, the Average SIFMA/Average LIBOR Ratio will be affected by a number of factors” below.

The inclusion in the original issue price of each Agent’s commission or the reflection of a discount allowed to each Agent in the original issue price and the inclusion in the original issue price of the estimated cost of hedging our obligations under the notes is likely to adversely affect the value of the notes prior to maturity.

     While the payment upon early redemption or at maturity will be based on the full stated principal amount of your notes as described in the relevant terms supplement, the original issue price of the notes includes each Agent’s commission or reflects the deduction of a discount allowed to each Agent and includes the estimated cost of hedging our obligations under the notes. Such estimated cost includes the expected cost of providing such hedge, as well as the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which JPMS will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the full principal amount and may be lower than the price at which you initially purchased the notes. In addition, any such prices may differ from values determined by pricing models used by JPMS, as a result of such compensation or other transaction costs.

If the relevant terms supplement specifies that the notes will be offered for resale at varying prices, the price you pay for the notes may be higher than the prices paid by other investors.

     If the relevant terms supplement specifies that the notes will be offered for resale at varying prices, each agent proposes to offer the notes from time to time for sale to investors in one or more negotiated transactions, or otherwise, at market prices prevailing at the time of sale, at prices related to then-prevailing prices, at negotiated prices, or otherwise. Accordingly, there is a risk that the price you pay for the notes will be higher than the prices paid by other investors based on the date and time you make your purchase, from whom you purchase the notes (e.g., directly from an agent or through a broker or dealer), any related transaction cost (e.g., any brokerage commission), whether you hold your notes in a brokerage account, a fiduciary or fee-based account or another type of account and other market factors beyond our control.

The USD CMS Reference Rate, EUR CMS Reference Rate, LIBOR Reference Rate, CPI Reference Rate and CMT Reference Rate may be volatile.

     The USD CMS Reference Rate, EUR CMS Reference Rate, LIBOR Reference Rate, CPI Reference Rate and CMT Reference Rate are each subject to volatility due to a variety of factors affecting interest rates generally and the rates of U.S. Treasury securities specifically, including:

  sentiment regarding underlying strength in the U.S., European and global economies;

  expectation regarding the level of price inflation;

  sentiment regarding credit quality in U.S., European and global credit markets;

  central bank policy regarding interest rates; and

  performance of capital markets.

     Increases or decreases in the applicable USD CMS Reference Rate, EUR CMS Reference Rate, LIBOR Reference Rate, CPI Reference Rate or CMT Reference Rate may reduce the Interest Rate such that you may not receive any return or receive a low return on your initial investment.

For notes linked to the CPI Reference Rate, the CPI itself and the way the BLS calculates the CPI may change in the future.

     There can be no assurance that the BLS will not change the method by which it calculates the CPI. In addition, changes in the way the CPI is calculated could reduce the level of the CPI and lower the interest paid with respect to the notes. Accordingly, the amount of interest payable on the notes, and therefore the value of the notes, may be significantly reduced. If the CPI is discontinued or substantially altered, a successor index may be employed to calculate the interest payable on the notes, as described herein, and that substitution may adversely affect the value of the notes.

Owning notes linked to CMT Reference Rates, if applicable, is not the same as owning a U.S. Treasury security directly.

     The return on notes linked to CMT Reference Rates, if applicable, will not reflect the return you would realize if you actually purchased U.S. Treasury securities. The Constant Maturity U.S. Treasury Rates are calculated by extrapolating between bid rates for a combination of Treasury securities and does not necessarily reflect the price, or even the existence, of a security with exactly the same rate and maturity reflected in the relevant CMT Reference Rate on a trading day or at maturity. The return on your notes will likely vary significantly from the return that you would realize if you invested in U.S. Treasury obligations directly.

For notes linked to the Average SIFMA/Average LIBOR Ratio, the interest rate on the notes is based on the ratio of the Average SIFMA Level to Average LIBOR, which may result in an interest rate of zero.

     For notes linked to the Average SIFMA/Average LIBOR Ratio, the applicable LIBOR Reference Rate and the Average SIFMA Level may be influenced by a number of factors, including (but not limited to) monetary policies, fiscal policies, inflation, general economic conditions and public expectations with respect to such factors. The effect that any single factor may have on the applicable LIBOR Reference Rate and the SIFMA Municipal Swap Index may be partially offset by other factors. We cannot predict the factors that may cause the ratio of Average SIFMA Level to Average LIBOR to increase or decrease. Interest during any Interest Payment Period may be equal to zero even if either or both of the applicable LIBOR Reference Rate and the level of the SIFMA Municipal Swap Index increases, and you will not be compensated for any loss in value due to inflation and other factors relating to the value of money over time during such period.

For notes linked to the Average SIFMA/Average LIBOR Ratio, the Average SIFMA/Average LIBOR Ratio will be affected by a number of factors.

     A number of factors can affect the Average SIFMA/Average LIBOR Ratio by causing changes in the relative values of the level of the SIFMA Municipal Swap Index and the applicable LIBOR Reference Rate including, but not limited to:

  changes in, or perceptions about, future marginal tax rates: generally, decreases in, or a perception that there will be decreases in, marginal tax rates are expected to affect the Average SIFMA/Average LIBOR Ratio, since variable-rate demand obligations, or VRDOs, that compose the SIFMA Municipal Swap Index are exempt from U.S. federal taxation;

  changes or uncertainty with respect to the tax-exempt nature of municipal securities: generally, changes in the tax laws that have an adverse effect on the tax-exempt nature of municipal securities are expected to affect the Average SIFMA/Average LIBOR Ratio;

  changes in the tax treatment of comparable securities: changes in the tax laws that grant securities other than municipal securities favorable tax treatment to investors may adversely impact market demand for, and pricing of, municipal securities generally; such a development is expected to affect the Average SIFMA/Average LIBOR Ratio; and

  relative supply and demand for tax-exempt and taxable debt in their respective marketplaces and other factors affecting pricing of tax-exempt debt: a relative increase in demand for or a decrease in supply of tax-exempt debt caused by factors other than tax rates or other factors negatively impacting pricing of tax-exempt debt could cause an increase in the Average SIFMA/Average LIBOR Ratio to the extent that the SIFMA Index Level increases relative to the applicable LIBOR Reference Rate as a result of these developments; such other factors include fragmentation in the municipal securities market that can lead to aberrational pricing as well as periods of illiquidity and the possibility of uncertainty with respect to the rights of investors holding these securities.

     These and other factors may have a negative impact on the payment of interest on the notes. In addition, these and other factors may have a negative impact on the value of your notes in the secondary market.

For notes linked to the Average SIFMA/Average LIBOR Ratio, the method of determining the variable interest rate for any Interest Payment Period will not directly correlate with actual levels of the applicable LIBOR Reference Rate and the SIFMA Municipal Swap Index.

     The determination of the Interest Rate for any Interest Payment Period on notes linked to the Average SIFMA/Average LIBOR Ratio will be based, in part, on the SIFMA Municipal Swap Index and the applicable LIBOR Reference Rate as specified in the relevant terms supplement, but it will not directly correlate with actual levels of the SIFMA Municipal Swap Index and applicable LIBOR Reference Rate. We will use the SIFMA Index Level and the applicable LIBOR Reference Rate on each SIFMA/LIBOR Determination Date to determine the Average SIFMA/Average LIBOR Ratio on the applicable SIFMA/LIBOR Determination Date. Moreover, the Average SIFMA Level and Average LIBOR which make up the Average SIFMA/Average LIBOR Ratio will be based, respectively, on daily weighted averages of the SIFMA Index Level and of the applicable LIBOR Reference Rate, reset weekly on the applicable SIFMA/LIBOR Determination Date, as applicable.

For notes linked to the Average SIFMA/Average LIBOR Ratio, you will have no rights with respect to any VRDO included in the SIFMA Municipal Swap Index.

     As a holder of notes linked to the Average SIFMA/Average LIBOR Ratio, you will not own or have any beneficial or other legal interest in, and will not be entitled to any rights with respect to, any VRDO included in the SIFMA Municipal Swap Index. An investment in the notes does not constitute an investment in any VRDO included in the SIFMA Municipal Swap Index. In addition, the interest you earn on the notes, if any, will not be tax-exempt municipal bond interest for U.S. federal income tax purposes. You are urged to review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in this product supplement no. MS-13-A-I for a description of the tax consequences of an investment in the notes and to consult your tax adviser regarding your personal circumstances.

SIFMA and/or MMD may discontinue the SIFMA Municipal Swap Index or adjust the SIFMA Municipal Swap Index in a way that affects its level, and neither SIFMA nor MMD has any obligation to consider your interests.

     The SIFMA Municipal Swap Index was created by Securities Industry and Financial Markets Association (formerly the Bond Market Association) (“SIFMA”) and produced by Municipal Market Data, a Thomson Financial Services company (“MMD”). SIFMA and/or MMD may make methodological or other changes that could change the SIFMA Index Level, including changes related to the method by which the SIFMA Index Level is calculated, the criteria for eligibility in the SIFMA Municipal Swap Index, or the timing with which the SIFMA Index Level is published. In addition, SIFMA and/or MMD may alter, discontinue or suspend calculation or dissemination of the SIFMA Municipal Swap Index. SIFMA and MMD have no obligation to consider your interests in calculating, revising or discontinuing the SIFMA Municipal Swap Index. With respect to notes linked to the Average SIFMA/LIBOR Ratio, in the event that the SIFMA Municipal Swap Index is no longer published, the calculation agent may select another comparable index as a successor index or substitute another value for the SIFMA Index Level as described under “SIFMA Municipal Swap Index — Discontinuation of the SIFMA Municipal Swap Index; Alteration of Method of Calculation.” No assurance can be given that the rates used in lieu of the SIFMA Index Level will be accurate assessments of the average tax-exempt VRDO rates that the SIFMA Municipal Swap Index is currently intended to assess. Any of these actions could adversely affect the Average SIFMA Levels used to calculate Average SIFMA/Average LIBOR Ratio, and in turn, the Interest Rate for any Interest Payment Period (other than any Interest Payment Period to which a fixed rate applies, if applicable) and, therefore, the value of the notes or the amount of interest payment on any Interest Payment Date relating to such notes.

The historical performance of the USD CMS Reference Rates, the EUR CMS Reference Rates, the LIBOR Reference Rates, the CMT Reference Rates, the CPI and/or the SIFMA Municipal Swap Index, as applicable, is not an indication of their future performance.

     The historical performance of the USD CMS Reference Rates, the EUR CMS Reference Rates, the LIBOR Reference Rates, the CMT Reference Rates, the CPI and/or the SIFMA Municipal Swap Index, as applicable, is not an indication of their performance during the term of the notes. In the past, the USD CMS Reference Rates, the EUR CMS Reference Rates, the LIBOR Reference Rates, the CMT Reference Rates, the CPI and the SIFMA Municipal Swap Index have experienced periods of volatility and such volatility may occur in the future. Fluctuations and trends in the USD CMS Reference Rates, the EUR CMS Reference Rates, the LIBOR Reference Rates, the CMT Reference Rates, the CPI and the SIFMA Municipal Swap Index that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur in the future.

     Except for those Interest Payment Periods, if any, for which the applicable Interest Rate is a fixed rate, holders of the notes will receive interest payments that will be affected by changes in the USD CMS Reference Rates, the EUR CMS Reference Rates, the LIBOR Reference Rates, the CMT Reference Rates, the CPI and/or the SIFMA Municipal Swap Index, as applicable. Such changes may be significant. Changes in the USD CMS Reference Rates, the EUR CMS Reference Rates, the LIBOR Reference Rates, the CMT Reference Rates, the CPI and/or the SIFMA Municipal Swap Index, as applicable, may result from the interaction of many factors over which we have no control.

JPMorgan Chase & Co. employees holding the notes must comply with policies that limit their ability to trade the notes and may affect the value of their notes.

     If you are an employee of JPMorgan Chase & Co. or one of its affiliates, you may acquire the notes only for investment purposes and you must comply with all of our internal policies and procedures. Because these policies and procedures limit the dates and times that you may transact in the notes, you may not be able to purchase any notes described in the relevant terms supplement from us and your ability to trade or sell any such notes in the secondary market may be limited.

USE OF PROCEEDS AND HEDGING

     Unless otherwise specified in the relevant terms supplement, the net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the notes. The original issue price of the notes includes each Agent’s commissions paid or reflects the deduction of a discount allowed (as shown on the cover page of the relevant terms supplement) with respect to the notes and the estimated cost of hedging our obligations under the notes. We may have hedged our obligations under the notes through certain affiliates or unaffiliated counterparties.

     Unless otherwise specified in the relevant terms supplement, the price to public of the notes will include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the notes. The estimated cost of hedging includes the projected profit, which in no event will exceed $30.00 per $1,000 stated principal amount note, that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, such hedging may result in a profit that is more or less than expected, or could result in a loss. See also “Use of Proceeds” in the accompanying prospectus.

     On or prior to the date of the relevant terms supplement, we, through our affiliates or others, expect to hedge some or all of our anticipated exposure in connection with the notes. In addition, from time to time after we issue the notes, we, through our affiliates or others, may enter into additional hedging transactions and close out or unwind those we have entered into, in connection with the notes and possibly in connection with our or our affiliates’ exposure to the applicable USD CMS Reference Rate, EUR CMS Reference Rate, LIBOR Reference Rate, CPI Reference Rate, CMT Reference Rate or SIFMA Index Level. Such hedging may be undertaken on a portfolio basis with respect to some or all of our and our affiliates’ exposure to specific rates and/or levels (including exposure unrelated to the notes). By hedging on a portfolio basis, we may hedge our entire obligations, a portion of our obligations or none of our obligations, and the amount of our hedge may change at any time. To accomplish this, we, through our affiliates or others, may enter into trades on U.S. Treasury securities or take positions in instruments the value of which is derived from U.S. Treasury securities, interest rate swap and option transactions, purchases and sales of VRDOs and listed or over-the-counter options on VRDOs or other derivative transactions with returns linked or related to the applicable USD CMS Reference Rate, EUR CMS Reference Rate, LIBOR Reference Rate, CPI Reference Rate, CMT Reference Rate, the CPI or the SIFMA Municipal Swap Index. From time to time, prior to maturity of the notes, we may pursue a dynamic hedging strategy that may involve taking long or short positions in the instruments described above.

     While we cannot predict an outcome, any of these hedging activities or other trading activities of ours could potentially affect the applicable USD CMS Reference Rate, EUR CMS Reference Rate, LIBOR Reference Rate, CPI Reference Rate, CMT Reference Rate or SIFMA Index Level and any spreads related thereto and, therefore, effectively decrease the interest rate payable on the notes. See “Risk Factors — We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our hedging and other trading activities” above.

     We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No note holder will have any rights or interest in our hedging activity or any positions we or any unaffiliated counterparties may take in connection with our hedging activity.

U.S. DOLLAR CONSTANT MATURITY SWAP RATES

     The U.S. Dollar Constant Maturity Swap Rate is a measurement of the fixed rate leg of a hypothetical fixed rate-for-floating rate swap transaction, which we refer to as a constant maturity swap. In this hypothetical swap transaction, the fixed rate payment stream is reset each period relative to a regularly available fixed maturity market rate (such as the 10-Year or 2-Year U.S. dollar swap rate, payable semi-annually on the basis of a 360-day year consisting of twelve 30-day months) and is exchangeable for a floating 3-month LIBOR-based payment stream, payable quarterly on the basis of the actual number of days elapsed in a 360-day year. LIBOR is the London interbank offered rate, and is a common rate of interest used in the swaps industry. The constant maturity side of the swap, which we refer to as the USD CMS Reference Rate, represents the yield on an instrument with a longer life than the length of the fixed rate reset period. The value of the constant maturity swap is determined based on the comparison of the expected future LIBOR rates versus the fixed constant maturity swap rate, so the parties to a constant maturity swap have exposure to changes in a longer-term market rate.

EURO CONSTANT MATURITY SWAP RATES

     The Euro Constant Maturity Swap Rate is a measurement of the fixed rate leg of a hypothetical fixed rate-for-floating rate swap transaction, which we refer to as a constant maturity swap. In this hypothetical swap transaction, the fixed rate payment stream is reset each period relative to a regularly available fixed maturity market rate (such as the 30-year or 10-year Euro swap rate, payable annually on the basis of a 360-day year consisting of twelve 30-day months) and is exchangeable for a floating 6-month EURIBOR-based payment stream, payable semi-annually on the basis of the actual number of days elapsed in a 360-day year. EURIBOR is the Euro Interbank Offered Rate, and is a common rate of interest used in the swaps industry. The constant maturity side of the swap, which we refer to as the EUR CMS Reference Rate, represents the yield on an instrument with a longer life than the length of the fixed rate reset period. The value of the constant maturity swap is determined based on the comparison of the expected future EURIBOR rates versus the fixed constant maturity swap rate, so the parties to a constant maturity swap have exposure to changes in a longer-term market rate.

THE CONSUMER PRICE INDEX

     The CPI for purposes of the notes is the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers, reported monthly by the Bureau of Labor Statistics of the U.S. Department of Labor (the “BLS”) and published on Bloomberg CPURNSA or any successor source. The CPI for a particular month is published during the following month. The CPI is a measure of the average change in consumer prices over time for a fixed market basket of goods and services, including food, clothing, shelter, fuels, transportation, charges for doctors’ and dentists’ services and drugs. In calculating the CPI, price changes for the various items are averaged together with weights that represent their importance in the spending of urban households in the United States. The contents of the market basket of goods and services and the weights assigned to the various items are updated periodically by the BLS to take into account changes in consumer expenditure patterns. The CPI is expressed in relative terms in relation to a time base reference period for which the level is set at 100.0. The base reference period for these notes is the 1982-1984 average. We have derived all information contained in this product supplement regarding the CPI, including, without limitation, its make-up and method of calculation, from publicly available information. We make no representation or warranty as to the accuracy or completeness of such information.

CONSTANT MATURITY U.S. TREASURY RATES

     A set of theoretical securities with artificially constant maturity, all priced at par, is constructed daily by the United States Department of the Treasury based on the rates of existing, marketable securities issued by the U.S. government. Constant Maturity U.S. Treasury Rates are yields interpolated by the United States Department of the Treasury from its daily yield curve. That yield curve, which relates the yield on a U.S. Treasury security to its time to maturity, is based on the closing market bid yields on actively traded U.S. Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations obtained by the Federal Reserve Bank of New York. The yield values are read from the yield curve at fixed maturities (as of the date of this product supplement, such maturities are 1, 3 and 6 months and 1, 2, 3, 5, 7, 10, 20 and 30 years). This method provides a yield for a 10-year maturity, for example, even if no outstanding U.S. Treasury security has exactly 10 years remaining to maturity. We have derived all information contained in this product supplement regarding Constant Maturity U.S. Treasury Rates from publicly available information, including the United States Department of the Treasury’s Web site at http://www.treas.gov/ as available on the date of this product supplement. We make no representation or warranty as to the accuracy or completeness of the information displayed on such website, and such information is not incorporated by reference herein and should not be considered a part of this product supplement.

SIFMA MUNICIPAL SWAP INDEX

     We have derived all information contained in this product supplement no. MS-13-A-I regarding the Securities Industry and Financial Markets Association Municipal Swap Index (the “SIFMA Municipal Swap Index” or the “Index”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, the Securities Industry and Financial Markets Association (formerly the Bond Market Association) (“SIFMA”) and/or Municipal Market Data, a Thomson Financial Services company (“MMD”). We make no representation or warranty as to the accuracy or completeness of such information.

     The SIFMA Municipal Swap Index (formerly known as the Bond Market Association (“BMA”) Municipal Swap Index) was created by SIFMA and is produced by MMD. The SIFMA Municipal Swap Index is a seven-day high-grade market index composed of tax-exempt variable-rate demand obligations, or VRDOs, from MMD’s database of VRDO issues. In a swap transaction, two counterparties “swap” fixed-rate interest payments for floating-rate interest payments, or vice versa. One of the most critical elements of a swap transaction is the index on which the floating rate is based. The SIFMA Municipal Swap Index is intended to serve as a benchmark floating rate in a swap transaction.

     The SIFMA Municipal Swap Index is calculated on a weekly basis, and released to subscribers on Thursday. The actual number of issues that make up the SIFMA Municipal Swap Index will vary in time as issues mature or are called, converted, or newly issued. In addition, if changes occur that violate the criteria or calculation methods of the SIFMA Municipal Swap Index, an issue will be removed. The qualification criteria for the SIFMA Municipal Swap Index have been established by a subcommittee of SIFMA. Typically, the SIFMA Municipal Swap Index has included 650 issues in any given week.

Computation of the SIFMA Municipal Swap Index

     To be eligible for inclusion in the SIFMA Municipal Swap Index, an issue must meet the following criteria:

  be a weekly reset, effective on Wednesday (no lag resets considered);

  not be subject to alternative minimum tax;

  have an outstanding amount of $10 million or more;

  have the highest short-term rating (VMIG1 by Moody’s or A-1+ by S&P); and

  pay interest on a monthly basis, calculated on an actual/actual basis.

     In addition, only one quote per obligor per remarketing agent will be included in the SIFMA Municipal Swap Index. Issues from all states are eligible for inclusion.

     The following are part of calculation methods of the SIFMA Municipal Swap Index:

  The standard deviation of the rates is calculated. Any issue falling outside of +/- 1.0 standard deviations is removed.

  Each participating remarketing agent is limited to no more than 15% of the SIFMA Municipal Swap Index by an averaging method.

License Agreement

     We expect that one of our affiliates will enter into a non-exclusive license agreement with SIFMA providing the right to use the SIFMA Municipal Swap Index owned by SIFMA and published by MMD in connection with certain securities, including the notes.

     The notes are not sponsored, endorsed, sold or promoted by SIFMA or MMD. Neither SIFMA nor MMD makes any representation or warranty, express or implied, to the holder of the notes or to any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the SIFMA or MMD to track the performance of municipal swaps. SIFMA’s only relationship to JP Morgan Chase & Co. and its subsidiaries (other than transactions entered into in the ordinary course of business) is the licensing of certain servicemarks and tradenames of SIFMA and of the SIFMA Municipal Swap Index which is determined, composed and calculated by SIFMA and/or MMD without regard to JP Morgan Chase & Co., its subsidiaries or holders of the notes. Neither SIFMA nor MMD has any obligation to take the needs of JP Morgan Chase & Co., its subsidiaries or the holders of the notes into consideration in determining, composing or calculating the SIFMA Municipal Swap Index. Neither SIFMA nor MMD is responsible for and has participated in the determination of the timing or sale of the notes, prices at which the notes are initially to be sold, or quantities of the notes to be issued or in the determination or calculation of the equation by which interest is payable on the notes. SIFMA and MMD have no obligation or liability in connection with the administration, marketing or trading of the notes.

     The SIFMA Municipal Swap Index is calculated using information that SIFMA and/or MMD considers reliable but neither SIFMA nor MMD represents that the SIFMA Municipal Swap Index is accurate or complete and it should not be relied upon as such by JP Morgan Chase & Co., its subsidiaries, the trustee or holders of the notes. In addition, the methodology used to calculate the SIFMA Municipal Swap Index may change from time to time and, although it will endeavor to provide JP Morgan Chase & Co. with reasonable advance notice, SIFMA and MMD reserve the right to discontinue publication of the SIFMA Municipal Swap Index at any time. In no event will SIFMA or MMD have any liability to JP Morgan Chase & Co., its subsidiaries, the trustee, holders of the notes or any other third party for damages of any kind incident to the use of the SIFMA Municipal Swap Index.

Discontinuation of the SIFMA Municipal Swap Index; Alteration of Method of Calculation

     If SIFMA and/or MMD discontinues publication of the SIFMA Municipal Swap Index and SIFMA and/or MMD or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued SIFMA Municipal Swap Index (such index being referred to herein as a “successor index”), then the SIFMA Index Level for any SIFMA/LIBOR Determination Date or any other relevant date or dates as set forth in the relevant terms supplement will be determined by reference to the official published level of such successor index on such day.

     Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice to be promptly furnished to the trustee, to us and to the holders of the notes.

     If SIFMA and/or MMD discontinues publication of the SIFMA Municipal Swap Index prior to, and such discontinuation is continuing on, a SIFMA/LIBOR Determination Date or other relevant date as set forth in the relevant terms supplement, and the calculation agent determines, in its sole discretion, that no successor index is available at such time, or the calculation agent has previously selected a successor index and publication of such successor index is discontinued prior to, and such discontinuation is continuing on, such SIFMA/LIBOR Determination Date or other relevant date, then the calculation agent will determine the SIFMA Index Level for such date. The SIFMA Index Level will be computed by the calculation agent in accordance with the formula for and method of calculating the SIFMA Municipal Swap Index or successor index, as applicable, last in effect prior to such discontinuation. Notwithstanding these alternative arrangements, discontinuation of the publication of the SIFMA Municipal Swap Index or successor index, as applicable, may adversely affect the value of the notes.

     If at any time the method of calculating the SIFMA Municipal Swap Index or a successor index, or the level thereof, is changed in a material respect, or if the SIFMA Municipal Swap Index or a successor index is in any other way modified so that the SIFMA Municipal Swap Index or such successor index does not, in the opinion of the calculation agent, fairly represent the level of the SIFMA Municipal Swap Index or such successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in The City of New York on each date on which the SIFMA Index Level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of an index comparable to the SIFMA Municipal Swap Index or such successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the SIFMA Index Level with reference to the SIFMA Municipal Swap Index or such successor index, as adjusted.

GENERAL TERMS OF NOTES

Calculation Agent

     J.P. Morgan Securities LLC, one of our affiliates, will act as the calculation agent. The calculation agent will determine, among other things: the applicable USD CMS Reference Rate, EUR CMS Reference Rate, LIBOR Reference Rate, CPI Reference Rate and CMT Reference Rate, the Average LIBOR, the SIFMA Index Level and the Average SIFMA Level, the applicable Interest, Interest Rate, Interest Factor and Day-Count Fraction for each Interest Payment Period, whether, if applicable, the applicable Accrual Provision is satisfied on each calendar day of any Interest Payment Period, the amount of interest payable on each Interest Payment Date and the amount of cash that we are required to pay to you at maturity, upon redemption, if applicable. In addition, the calculation agent will determine whether a day is a business day, TARGET Settlement Day, London Banking Day or U.S. Government Securities Business Day, whether there has been a discontinuation of the SIFM A Municipal Swap Index and whether there has been a material change in the method of calculating the SIFMA Index Level. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant terms supplement without your consent and without notifying you.

     The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity, on a Redemption Date, if applicable, and each Interest Payment Date on or prior to 11:00 a.m., New York City time, on the business day preceding the maturity date, Redemption Date or Interest Payment Date, as applicable.

     All calculations with respect to the applicable Interest Rate, Interest Factor, Day-Count Fraction, USD CMS Reference Rate, EUR CMS Reference Rate, LIBOR Reference Rate, CPI Reference Rate, CMT Reference Rate, SIFMA Index Level, the Average LIBOR and the Average SIFMA Level, as well as any successor or substitute rate calculation described above, will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to ..87655); all dollar amounts related to the determination of the interest payment per $1,000 stated principal amount note on each Interest Payment Date, at maturity or on a Redemption Date, if any, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., ..76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate stated principal amount of notes per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Events of Default

     Under the heading “Description of Debt Securities — Events of Default and Waivers” in the accompanying prospectus is a description of events of default relating to debt securities including the notes.

Payment Upon an Event of Default

     Unless otherwise specified in the relevant terms supplement, in case an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable per $1,000 stated principal amount note upon any acceleration of the notes will be determined by the calculation agent and will be an amount in cash equal to $1,000 per $1,000 stated principal amount note plus accrued and unpaid interest, calculated as if the date of acceleration were the maturity date. In such case, interest will be calculated on the basis of a 360-day year and the actual number of days in such adjusted Interest Payment Period and will be based on the Interest Rate in effect on the Interest Reset Date for such adjusted Interest Payment Period.

     If the maturity of the notes is accelerated because of an event of default as described above, we will, or will cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

     Under the heading “Description of Debt Securities — Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

     The provisions described in the accompanying prospectus under the heading “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” are not applicable to the notes, unless otherwise specified in the relevant terms supplement.

Listing

     The notes will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

Book-Entry Only Issuance — The Depository Trust Company

     DTC will act as securities depositary for the notes. The notes will be issued only as fully registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully registered global notes certificates, representing the total aggregate stated principal amount of the notes, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes — Forms of Notes” and “The Depositary.”

Registrar, Transfer Agent and Paying Agent

     Payment of amounts due at maturity on the notes will be payable and the transfer of the notes will be registrable at the principal corporate trust office of The Bank of New York Mellon in The City of New York.

     The Bank of New York Mellon or one of its affiliates will act as registrar and transfer agent for the notes. The Bank of New York Mellon will also act as paying agent and may designate additional paying agents.

     Registration of transfers of the notes will be effected without charge by or on behalf of The Bank of New York Mellon, but upon payment (with the giving of such indemnity as The Bank of New York Mellon may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

     The notes will be governed by and interpreted in accordance with the laws of the State of New York.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of the notes. This summary applies to you if you are an initial holder of a note purchasing the note at its issue price for cash and if you hold the note as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

     This summary does not address all aspects of U.S. federal income and estate taxation that may be relevant to you in light of your particular circumstances or if you are a holder of a note who is subject to special treatment under the U.S. federal income tax laws, such as:

  a financial institution;

  a “regulated investment company” as defined in Code Section 851;

  a “real estate investment trust” as defined in Code Section 856;

  a tax-exempt entity, including an “individual retirement account” or “Roth IRA” as defined in Code Section 408 or 408A, respectively;

  a dealer in securities;

  a person holding a note as part of a “straddle,” conversion transaction or integrated transaction, or who has entered into a “constructive sale” with respect to a note;

  a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

  a trader in securities who elects to apply a mark-to-market method of tax accounting; or

  a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

     This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this product supplement, changes to any of which, subsequent to the date of this product supplement, may affect the tax consequences described herein, possibly with retroactive effect. As the law applicable to the U.S. federal income taxation of instruments such as the notes is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effects of any applicable state, local or foreign tax laws are not discussed. You should consult your tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdictions.

     The following discussion does not apply to notes that are “fixed rate debt instruments” or notes that do not provide for the full repayment of their principal amount at, or prior to, maturity. Prospective holders of these notes will be provided with a supplemental disclosure statement in the relevant term sheet, describing the tax consequences relating to them.

Tax Treatment of the Notes

     We expect to seek an opinion from Davis Polk & Wardwell LLP, our special tax counsel, regarding the treatment of the notes as either “variable rate debt instruments” or “contingent payment debt instruments” for U.S. federal income tax purposes. If special tax counsel provides an opinion regarding the tax treatment of the notes, then the relevant terms supplement will describe its level of comfort on this issue, which will depend on the facts of the particular offering, its receipt of certain factual representations from us at the time of the relevant offering and any additional considerations that may be relevant to the particular offering. In any event, the relevant terms supplement will specify whether we intend to treat the notes as variable rate debt instruments or as contingent payment debt instruments. By purchasing the notes, you will agree to treat the notes consistently with that treatment.

Tax Consequences to U.S. Holders

     You are a “U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

  a citizen or resident of the United States;

  a corporation, or entity treated as a corporation, created or organized in or under the laws of the United States, any state or the District of Columbia; or

  an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Notes Treated as Variable Rate Debt Instruments

     The following discussion does not apply to notes that are issued at a price that is less than their “stated redemption price at maturity” by more than a de minimis threshold (“OID notes”). If relevant, prospective holders of these OID notes will be provided with a supplemental disclosure statement in the relevant terms supplement, describing the tax consequences relating to these OID notes.

     Interest paid on a note that is a variable rate debt instrument for U.S. federal income tax purposes (a “VRDI”) will generally be taxable to you as ordinary income at the time it accrues or is received in accordance with your method of tax accounting.

     Upon the sale or exchange of a VRDI (including retirement at maturity or early redemption), you will recognize taxable gain or loss equal to the difference between the amount realized and your adjusted tax basis in the note. For this purpose, the amount realized does not include any amount attributable to accrued interest, which will be treated as described in the preceding paragraph. In general, gain or loss realized upon the sale or exchange will be capital gain or loss and will be long-term capital gain or loss if you have held the VRDI for more than one year at that time. The deductibility of capital losses, however, is subject to limitations.

Notes Treated as Contingent Payment Debt Instruments

     A note that is a contingent payment debt instrument for U.S. federal income tax purposes (a “CPDI”) will generally be subject to the original issue discount (“OID”) provisions of the Code and the Treasury regulations issued thereunder, and you will be required to accrue as interest income the OID on the CPDI as described below.

     We are required to determine a “comparable yield” for a CPDI. The “comparable yield” is the yield at which we could issue a fixed-rate debt instrument with terms similar to those of the notes, including the level of subordination, term, timing of payments and general market conditions, but excluding any adjustments for the riskiness of the contingencies or the liquidity of the CPDI. Solely for purposes of determining the amount of interest income that you will be required to accrue, we are also required to construct a “projected payment schedule” in respect of the CPDI representing a series of payments the amount and timing of which would produce a yield to maturity on the notes equal to the comparable yield.

     Unless otherwise provided in the relevant terms supplement, we will provide, and you may obtain, the comparable yield for a particular offering of a CPDI, and the related projected payment schedule, in the final terms supplement for that CPDI, which we will file with the Securities and Exchange Commission.

     Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amounts that we will pay on a CPDI.

     For U.S. federal income tax purposes, you are required to use our determination of the comparable yield and projected payment schedule in determining interest accruals and adjustments in respect of your CPDI, unless you timely disclose and justify the use of other estimates to the Internal Revenue Service (the “IRS”). Regardless of your accounting method, you will be required to accrue as interest income OID on your CPDI in each taxable year at the comparable yield, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amounts of the contingent payments on the CPDI during the year (as described below).

     In addition to interest accrued based upon the comparable yield as described above, you will be required to recognize interest income equal to the amount of any net positive adjustment, i.e., the excess of actual payments over projected payments, in respect of a CPDI for a taxable year. A net negative adjustment, i.e., the excess of projected payments over actual payments, in respect of a CPDI for a taxable year:

  will first reduce the amount of interest in respect of the CPDI that you would otherwise be required to include in income in the taxable year; and

  to the extent of any excess, will give rise to an ordinary loss, but only to the extent that the amount of all previous interest inclusions under the CPDI exceeds the total amount of your net negative adjustments treated as ordinary loss on the CPDI in prior taxable years.

     A net negative adjustment is not subject to the limitation imposed on miscellaneous itemized deductions under Section 67 of the Code. Any net negative adjustment in excess of the amounts described above will be carried forward to offset future interest income in respect of the CPDI or to reduce the amount realized on a sale or exchange of the CPDI (including retirement at maturity or early redemption).

     Upon a sale or exchange of a CPDI (including retirement at maturity or early redemption), you generally will recognize taxable income or loss equal to the difference between the amount received from the sale, exchange or redemption and your adjusted tax basis in the note. Your adjusted tax basis in the CPDI will equal the cost thereof, increased by the amount of interest income previously accrued by you in respect of the CPDI (determined without regard to any of the positive or negative adjustments to interest accruals described above) and decreased by the amount of any prior projected payments in respect of the CPDI. You generally must treat any income as interest income and any loss as ordinary loss to the extent of previous interest inclusions (reduced by the total amount of net negative adjustments previously taken into account as ordinary losses), and the balance as capital loss. These losses are not subject to the limitation imposed on miscellaneous itemized deductions under Section 67 of the Code. The deductibility of capital losses, however, is subject to limitations. Additionally, if you recognize a loss above certain thresholds, you may be required to file a disclosure statement with the IRS. You should consult your tax adviser regarding these limitations and reporting obligations.

Tax Consequences to Non-U.S. Holders

     You are a “Non-U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

  a nonresident alien individual;

  a foreign corporation; or

  a foreign estate or trust.

     You are not a “Non-U.S. Holder” for purposes of this discussion if you are an individual present in the United States for 183 days or more in the taxable year of disposition. In this case, you should consult your tax adviser regarding the U.S. federal income tax consequences of the sale or exchange of a note (including retirement at maturity or early redemption).

     Income and gain from a note will be exempt from U.S. federal income tax (including withholding tax) provided, generally, that you have certified on IRS Form W-8BEN, under penalties of perjury, that you are not a United States person and provided your name and address or otherwise satisfied applicable documentation requirements, and that these amounts are not effectively connected with your conduct of a U.S. trade or business.

     If you are engaged in a U.S. trade or business and if the income or gain from a note is effectively connected with your conduct of that trade or business, although exempt from the withholding tax referred to above, you generally will be subject to U.S. income tax on this income or gain in the same manner as if you were a U.S. Holder, except that in lieu of the certificate described in the preceding paragraph, you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of notes, including the possible imposition of a 30% branch profits tax if you are a corporation.

     If you are an individual, your notes will not be included in your estate for U.S. federal estate tax purposes, provided that your income from the notes is not then effectively connected with your conduct of a U.S. trade or business.

Backup Withholding and Information Reporting

     Interest (including OID) accrued or paid on your notes and the proceeds received from a sale or exchange of your notes (including retirement at maturity or early redemption) will be subject to information reporting if you are not an “exempt recipient” and may also be subject to backup withholding at the rates specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer identification number, if you are a U.S. Holder) or meet certain other conditions. However, if you are a Non-U.S. Holder and you comply with the identification procedures described in the preceding section, you will generally establish an exemption from backup withholding.

     Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

UNDERWRITING (CONFLICTS OF INTEREST)

     Under the terms and subject to the conditions contained in the Master Agency Agreement entered into between JPMorgan Chase & Co. and J.P. Morgan Securities LLC, as agent (an “Agent” or “JPMS”) and certain other agents that may be party to the Master Agency Agreement, as amended or supplemented, from time to time (each an “Agent” and collectively with JPMS, the “Agents”), each Agent participating in an offering of notes, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the stated principal amount of notes set forth on the cover page of the relevant terms supplement.

     We will sell notes to an Agent as principal for its own account at discounts to be agreed upon at the time of sale as disclosed in the relevant terms supplement. An Agent may offer the notes it has purchased as principal to other dealers and may allow a concession to other dealers, or we may pay other fees, in the amount set forth on the cover page of the relevant terms supplement. That Agent or such other dealers may resell notes to investors and other purchasers at a fixed offering price or from time to time in one or more negotiated transactions, or otherwise, at market prices prevailing at the time of sale, at prices related thereto at the time of resale, at negotiated prices or otherwise, as that Agent or such other dealers determine and as we will specify in the relevant terms supplement. After the initial public offering of notes that the Agent is to resell on a fixed public offering price basis, the Agent may change the public offering price and concession.

     We own, directly or indirectly, all of the outstanding equity securities of JPMS. The net proceeds received from the sale of the notes will be used, in part, by JPMS or one of its affiliates in connection with hedging our obligations under the notes. The underwriting arrangements for this offering will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s underwriting of securities of an affiliate. In accordance with FINRA Rule 5121, neither JPMS nor any other affiliated Agent of ours may make sales in this offering to any of its discretionary accounts without the prior written approval of the customer.

     JPMS or another Agent may act as principal or agent in connection with offers and sales of the notes in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

     In order to facilitate the offering of the notes, JPMS may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, JPMS may sell more notes than it is obligated to purchase in connection with the offering, creating a naked short position in the notes for its own account. JPMS must close out any naked short position by purchasing the notes in the open market. A naked short position is more likely to be created if JPMS is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, JPMS may bid for, and purchase, notes in the open market to stabilize the price of the notes. Any of these activities may raise or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes. JPMS is not required to engage in these activities, and may end any of these activities at any time.

     No action has been or will be taken by us, JPMS or any dealer that would permit a public offering of the notes or possession or distribution of this product supplement no. MS-13-A-I or the accompanying prospectus supplement, prospectus or terms supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the notes, or distribution of this product supplement no. MS-13-AI or the accompanying prospectus supplement, prospectus or terms supplement or any other offering material relating to the notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

     Each Agent has represented and agreed, and each dealer through which we may offer the notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the notes or possesses or distributes this product supplement no. MS-13-A-I and the accompanying prospectus supplement, prospectus and terms supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the notes. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission. For additional information regarding selling restrictions, please see “Notice to Investors” in this product supplement.

     Unless otherwise specified in the relevant terms supplement, the original issue date for the notes will be the third business day following the pricing date (which is referred to as a “T+3” settlement cycle).

NOTICE TO INVESTORS

     We are offering to sell, and are seeking offers to buy, the notes only in jurisdictions where offers and sales are permitted. Neither this product supplement no. MS-13-A-I nor the accompanying prospectus supplement, prospectus or terms supplement constitutes an offer to sell, or a solicitation of an offer to buy, any notes by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement no. MS-13-A-I nor the accompanying prospectus supplement, prospectus or terms supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement no. MS-13-A-I and the accompanying prospectus supplement, prospectus and terms supplement is correct as of any date after the date hereof.

     You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement no. MS-13-A-I and the accompanying prospectus supplement, prospectus and terms supplement and the purchase, offer or sale of the notes and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the notes under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales.

Argentina

     The notes have not been and will not be authorized by the Comisión Nacional de Valores (the “CNV”) for public offer in Argentina and therefore may not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements, the internet or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended (the “Argentine Public Offering Law”).

     The Argentine Public Offering Law does not expressly recognize the concept of private placement. Notwithstanding the foregoing, pursuant to the general rules on public offering and the few existing judicial and administrative precedents, the following private placement rules have been outlined:

(i)	target investors should be qualified or sophisticated investors, capable of understanding the risk of the proposed investment.

(ii)	investors should be contacted on an individual, direct and confidential basis, without using any type of massive means of communication.

(iii)	the number of contacted investors should be relatively small.

(iv)	investors should receive complete and precise information on the proposed investment.

(v)	any material, brochures, documents, etc, regarding the investment should be delivered in a personal and confidential manner, identifying the name of the recipient.

(vi)

the documents or information mentioned in item (v) should contain a legend or statement expressly stating that the offer is a private offer not subject to the approval or supervision of the CNV, or any other regulator in Argentina.

(vii)

the aforementioned documents or materials should also contain a statement prohibiting the re-sale or re-placement of the relevant securities within the Argentine territory or their sale through any type of transaction that may constitute a public offering of securities pursuant to Argentine law.

The Bahamas

     The notes have not been and shall not be offered or sold in or into The Bahamas except in circumstances that do not constitute a ‘public offering’ according to the Securities Industry Act, 1999.

     The offer of the notes, directly or indirectly, in or from within The Bahamas may only be made by an entity or person who is licensed as a Broker Dealer by the Securities Commission of The Bahamas.

     Persons deemed “resident” in The Bahamas pursuant to the Exchange Control Regulations, 1956 must receive the prior approval of the Central Bank of The Bahamas prior to accepting an offer to purchase any notes.

Bermuda

     This product supplement no. MS-13-A-I and the accompanying prospectus supplement, prospectus and terms supplement have not been registered or filed with any regulatory authority in Bermuda. The offering of the notes pursuant to this product supplement no. MS-13-A-I and the accompanying prospectus supplement, prospectus and any terms supplement to persons resident in Bermuda is not prohibited, provided we are not thereby carrying on business in Bermuda.

Brazil

     The notes have not been and will not be registered with the “Comissão de Valores Mobiliários” – the Brazilian Securities and Exchange Commission (“CVM”) and accordingly, the notes may not and will not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federal Republic of Brazil, except in circumstances that cannot be construed as a public offering or unauthorized distribution of securities under Brazilian laws and regulations. The notes are not being offered into Brazil. Documents relating to an offering of the notes, as well as the information contained herein and therein, may not be supplied or distributed to the public in Brazil nor be used in connection with any offer for subscription or sale of the notes to the public in Brazil.

British Virgin Islands

     The notes may not be offered in the British Virgin Islands unless we or the person offering the notes on our behalf is licensed to carry on business in the British Virgin Islands. We are not licensed to carry on business in the British Virgin Islands. The notes may be offered to British Virgin Islands “business companies” (from outside the British Virgin Islands) without restriction. A British Virgin Islands “business company” is a company formed under or otherwise governed by the BVI Business Companies Act, 2004 (British Virgin Islands).

Cayman Islands

     This product supplement no. MS-13-A-I and the accompanying prospectus supplement, prospectus and terms supplement, and the notes offered hereby and thereby have not been, and will not be, registered under the laws and regulations of the Cayman Islands, nor has any regulatory authority in the Cayman Islands passed comment upon or approved the accuracy or adequacy of this product supplement no. MS-13-A-I and the accompanying prospectus supplement, prospectus and terms supplement. The notes have not been, and will not be, offered or sold, directly or indirectly, in the Cayman Islands.

Chile

     None of the Agents, we or the notes have been registered with the Superintendencia de Valores y Seguros de Chile (Chilean Securities and Insurance Commission) pursuant to Ley No. 18,045 de Mercado de Valores (the “Chilean Securities Act”), as amended, of the Republic of Chile and, accordingly, the notes have not been and will not be offered or sold within Chile or to, or for the account of benefit of persons in Chile except in circumstances which have not resulted and will not result in a public offering and/or securities intermediation in Chile within the meaning of the Chilean Securities Act.

     None of the Agents is a bank or a licensed broker in Chile, and therefore each Agent has not and will not conduct transactions or any business operations in any of such qualities, including the marketing, offer and sale of the notes, except in circumstances which have not resulted and will not result in a “public offering” as such term is defined in Article 4 of the Chilean Securities Act, and/or have not resulted and will not result in the intermediation of securities in Chile within the meaning of Article 24 of the Chilean Securities Act and/or the breach of the brokerage restrictions set forth in Article 39 of Decree with Force of Law No. 3 of 1997.

     The notes will only be sold to specific buyers, each of which will be deemed upon purchase:

(i)

to be a financial institution and/or an institutional investor or a qualified investor with such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the notes;

(ii)

to agree that it will only resell the notes in the Republic of Chile in compliance with all applicable laws and regulations; and that it will deliver to each person to whom the notes are transferred a notice substantially to the effect of this selling restriction;

(iii)	to acknowledge receipt of sufficient information required to make an informed decision whether or not to invest in the notes; and

(iv)

to acknowledge that it has not relied upon advice from any Agent and/or us, or its or our respective affiliates, regarding the determination of the convenience or suitability of notes as an investment for the buyer or any other person; and has taken and relied upon independent legal, regulatory, tax and accounting advice.

Colombia

     The notes have not been and will not be registered in the National Securities Registry of Colombia (Registro Nacional de Valores y Emisores) kept by the Colombian Financial Superintendency (Superintendencia Financiera de Colombia) or in the Colombian Stock Exchange (Bolsa de Valores de Colombia).

     Therefore, the notes shall not be marketed, offered, sold or distributed in Colombia or to Colombian residents in any manner that would be characterized as a public offering, as such is defined in article 1.2.1.1 of Resolution 400, issued on May 22, 1995 by the Securities Superintendency General Commission (Sala General de la Superintendencia de Valores), as amended from time to time.

     If the notes are to be marketed within Colombian territory or to Colombian residents, regardless of the number of persons to which said marketing is addressed to, any such promotion or advertisement of the notes must be made through a local financial entity, a representative’s office, or a local correspondent, in accordance with Decree 2558, issued on June 6, 2007 by the Ministry of Finance and Public Credit of Colombia, as amended from time to time.

     Therefore, the notes should not be marketed within Colombian territory or to Colombian residents, by any given means, that may be considered as being addressed to an indeterminate number of persons or to more than ninety-nine (99) persons, including but not limited to: (i) any written material or other means of communication, such as subscription lists, bulletins, pamphlets or advertisements; (ii) any offer or sale of the notes at offices or branches open to the public; (iii) use of any oral or written advertisements, letters, announcements, notices or any other means of communication that may be perceived to be addressed to an indeterminate number of persons for the purpose of marketing and/or offering the notes; or (iv) use (a) non-solicited emails or (b) email distributions lists to market the notes.

El Salvador

     The notes may not be offered to the general public in El Salvador, and according to Article 2 of the Ley de Mercado de Valores (Securities Market Law) of the Republic of El Salvador, Legislative Decree number 809 dated 16 February 1994, published on the Diario Oficial (Official Gazette) number 73-BIS, Number 323, dated 21 April 1994, and in compliance with the aforementioned regulation, each Agent has represented and agreed that it will not make an invitation for subscription or purchase of the notes to indeterminate individuals, nor will it make known this product supplement no. MS-13-A-I and the accompanying prospectus supplement, prospectus and terms supplement in the territory of El Salvador through any mass media communication such as television, radio, press, or any similar medium, other than publications of an international nature that are received in El Salvador, such as internet access or foreign cable advertisements, which are not directed to the Salvadoran public. The offering of the notes has not been registered with an authorized stock exchange in the Republic of El Salvador. Any negotiation for the purchase or sale of notes in the Republic of El Salvador shall only be negotiated on an individual basis with determinate individuals or entities in strict compliance with the aforementioned Article 2 of the Salvadoran Securities Market Law, and shall in any event be effected in accordance with all securities, tax and exchange control of the Dominican Republic, Central America, and United States Free Trade Agreements, and other applicable laws or regulations of the Republic of El Salvador.

European Economic Area

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Agent has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this product supplement no. MS-13-A-I and the accompanying prospectus, prospectus supplement and terms supplement to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive except that it may, with effect from and including the Relevant Implementation Date, make an offer of such notes to the public in that Relevant Member State:

(a)      at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)      at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)      to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the Agent; or

(d)      at any time in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

     This European Economic Area selling restriction is in addition to any other selling restrictions set out herein.

Hong Kong

     The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. Each Agent has not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Jersey

     Each Agent has represented to and agreed with us that it will not circulate in Jersey any offer for subscription, sale or exchange of any notes which would constitute an offer to the public for the purposes of Article 8 of the Control of Borrowing (Jersey) Order 1958.

Mexico

     The notes have not been, and will not be, registered with the Mexican National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and therefore, may not be offered or sold publicly in the United Mexican States. This product supplement no. MS-13-A-I and the accompanying prospectus supplement, prospectus and terms supplement may not be publicly distributed in the United Mexican States. The notes may be privately placed in Mexico among institutional and qualified investors, pursuant to the private placement exemption set forth in Article 8 of the Mexican Securities Market Law.

The Netherlands

     An offer to the public of any notes which are the subject of the offering and placement contemplated by this product supplement no. MS-13-A-I and the accompanying prospectus supplement, prospectus and terms supplement may not be made in The Netherlands and each Agent has represented and agreed that it has not made and will not make an offer of such notes to the public in The Netherlands, unless such an offer is made exclusively to one or more of the following categories of investors in accordance with the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht, the “FMSA”):

1.      Regulated Entities: (a) any person or entity who or which is subject to supervision by a regulatory authority in any country in order to lawfully operate in the financial markets (which includes: credit institutions, investment firms, financial institutions, insurance companies, collective investment schemes and their management companies, pension funds and their management companies, commodity dealers) (“Supervised Entities”); and (b) any person or entity who or which engages in a regulated activity on the financial markets but who or which is not subject to supervision by a regulatory authority because it benefits from an exemption or dispensation (“Exempt Entities”);

2.      Investment Funds and Entities: any entity whose corporate purpose is solely to invest in securities (which includes, without limitation, hedge funds);

3.      Governmental institutions: the Dutch State, the Dutch Central Bank, Dutch regional, local or other decentralized governmental institutions, international treaty organizations and supranational organizations;

4.      Self-certified Small and Medium-Sized Enterprises (“SMEs”): any company having its registered office in The Netherlands which does not meet at least two of the three criteria mentioned in (6) below and which has (a) expressly requested the Netherlands Authority for the Financial Markets (the “AFM”) to be considered as a qualified investor, and (b) been entered on the register of qualified investors maintained by the AFM;

5.      Self-certified Natural Persons: any natural person who is resident in The Netherlands if this person meets at least two (2) of the following criteria:

(i)	the investor has carried out transactions of a significant size on securities markets at an average frequency of, at least, ten (10) per quarter over the previous four (4) quarters;

(ii)	the size of the investor’s securities portfolio exceeds €500,000;

(iii)	the investor works or has worked for at least one (1) year in the financial sector in a professional position which requires knowledge of investment in securities,

provided this person has:

(a)	expressly requested the AFM to be considered as a qualified investor; and

(b)	been entered on the register of qualified investors maintained by the AFM;

6.      Large Enterprises: any company or legal entity which meets at least two of the following three criteria according to its most recent consolidated or non-consolidated annual accounts:

(a)	an average number of employees during the financial year of at least 250;

(b)	total assets of at least €43,000,000; or

(c)	an annual net turnover of at least €50,000,000.

7.      Discretionary individual portfolio managers: any portfolio manager in The Netherlands who or which purchases the notes for the account of clients who are not Qualified Investors on the basis of a contract of agency that allows for making investment decisions on the client’s behalf without specific instructions of or consultation with any such client;

8.      Minimum consideration: any person or entity for a minimum consideration of €50,000 or more (or equivalent in foreign currency) for each offer of notes; or

9.      Fewer than 100 Offerees: fewer than 100 natural or legal persons (other than Qualified Investors).

     For the purposes of this provision, the expression:

(a)

an “offer to the public” in relation to any notes means making a sufficiently determined offer as meant in Section 217(1) of Book 6 of the Dutch Civil Code (Burgerlijk Wetboek) addressed to more than one person to conclude a contract to purchase or otherwise acquire notes, or inviting persons to make an offer in respect of such notes;

(b)	“Qualified Investors” means the categories of investors listed under (1) up to and including (6) above.

     Zero Coupon Notes may not, directly or indirectly, as part of their initial distribution (or immediately thereafter) or as part of any re-offering be offered, sold, transferred or delivered in The Netherlands. For purposes of this paragraph “Zero Coupon Notes” are notes (whether in definitive or in global form) that are in bearer form and that constitute a claim for a fixed sum against us and on which interest does not become due prior to maturity or on which no interest is due whatsoever.

Panama

     The notes have not been and will not be registered with the National Securities Commission of the Republic of Panama under Decree Law No. 1 of July 8, 1999 (the “Panamanian Securities Law”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Law. The notes do not benefit from the tax incentives provided by the Panamanian Securities Law and are not subject to regulation or supervision by the National Securities Commission of the Republic of Panama.

Peru

     The notes have been and will be offered only to institutional investors (as defined by the Peruvian Securities Market Law – “Ley de Mercado de Valores” enacted by Legislative Decree No. 861 – Unified Text of the Law approved by Supreme Decree No. 093-2002-EF) and not to the public in general or a segment of it. The placement of the notes shall comply with article 5 of the Peruvian Securities Market Law.

Singapore

     None of this product supplement no. MS-13-A-I, the accompanying prospectus supplement, prospectus or terms supplement has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this product supplement no. MS-13-A-I, the accompanying prospectus supplement, prospectus or terms supplement, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Switzerland

     The notes have not been and will not be offered or sold, directly or indirectly, to the public in Switzerland, and this product supplement no. MS-13-A-I, the accompanying prospectus supplement, prospectus and terms supplement do not constitute a public offering prospectus as that term is understood pursuant to article 652a or article 1156 of the Swiss Federal Code of Obligations.

     We have not applied for a listing of the notes on the SWX Swiss Exchange or on any other regulated securities market and, consequently, the information presented in this product supplement no. MS-13-A-I and the accompanying prospectus supplement, prospectus and terms supplement does not necessarily comply with the information standards set out in the relevant listing rules.

     The notes do not constitute a participation in a collective investment scheme in the meaning of the Swiss Federal Act on Collective Investment Schemes and are not licensed by the Swiss Federal Banking Commission. Accordingly, neither the notes nor holders of the notes benefit from protection under the Swiss Federal Act on Collective Investment Schemes or supervision by the Swiss Federal Banking Commission.

United Kingdom

     Each Agent has represented and agreed that:

(a)      it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by the Issuer;

(b)      it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(c)      it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Uruguay

     The offering of notes in Uruguay constitutes a private offering and each Agent has agreed that the notes and us will not be registered with the Central Bank of Uruguay pursuant to section 2 of Uruguayan law 16.749.

Venezuela

The notes comprising this offering have not been registered with the Venezuelan National Securities Commission (Comisión Nacional de Valores) and are not being publicly offered in Venezuela. No document related to the offering of the notes shall be interpreted to constitute a public offer of securities in Venezuela. This document has been sent exclusively to clients of the Agents and the information contained herein is private, confidential and for the exclusive use of the addressee. Investors wishing to acquire the notes may use only funds located outside of Venezuela, which are not of mandatory sale to the Central Bank of Venezuela (Banco Central de Venezuela) or are not otherwise subject to restrictions or limitations under the exchange control regulation currently in force in Venezuela.

BENEFIT PLAN INVESTOR CONSIDERATIONS

     A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, (the “Code”) prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we, and our current and future affiliates, may be Parties in Interest with respect to many Plans. Where we (or our affiliate) are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the notes by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

     Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the notes and related lending transactions, provided that neither the issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the notes.

     Accordingly, the notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption or there is some other basis on which the purchase and holding of the notes will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code. Each purchaser or holder of the notes or any interest therein will be deemed to have represented by its purchase or holding of the notes that (a) it is not a Plan and its purchase and holding of the notes is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

     Certain governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Accordingly, each such purchaser or holder of the notes shall be required to represent (and deemed to have represented by its purchase of the notes) that such purchase and holding is not prohibited under applicable Similar Laws.

     Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14, the service provider exemption or some other basis on which the acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

     The notes are contractual financial instruments. The financial exposure provided by the notes is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the notes. The notes have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the notes.

     Each purchaser or holder of any notes acknowledges and agrees that:

(i)

the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the notes, (B) the purchaser or holder’s investment in the notes, or (C) the exercise of or failure to exercise any rights we have under or with respect to the notes;

(ii)

we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the notes and (B) all hedging transactions in connection with our obligations under the notes;

(iii)

any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)	our interests are adverse to the interests of the purchaser or holder; and

(v)

neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

     Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any notes to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that such an investment is appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.